Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223575

PROSPECTUS SUPPLEMENT (To Prospectus dated March 27, 2018)

11,111,111 Shares

Ordinary Shares

We are offering 11,111,111 of our ordinary shares.

Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol "SBBP." On September 15, 2020, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market was $2.83 per share.

Investing in our ordinary shares involves a high degree of risk. See "Risk Factors" on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and, as such, we are subject to reduced public company reporting requirements. See "Prospectus Supplement Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

For the avoidance of doubt, this document is not intended to be and is not a prospectus for the purposes of the Companies Act 2014 of Ireland, Regulation (EU) 2017/1129 of 14 June 2017 (as amended), the European Union (Prospectus) Regulations 2019, or the Central Bank (Investment Market Conduct) Rules (S.I. No. 366 of 2019); and the Central Bank of Ireland has not approved this document.

	Per Share	Total
Public offering price	$2.25	$25,000,000
Underwriting discounts and commissions(1)	$0.135	$1,500,000
Proceeds to Strongbridge Biopharma plc, before expenses	$2.115	$23,500,000

(1)
See "Underwriting" beginning on page S-51 for a description of compensation payable to the underwriters.

Delivery of the ordinary shares is expected to be made on or about September 21, 2020. We have granted the underwriters an option for a period of 30 days to purchase an additional 1,666,666 of our ordinary shares. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1,725,000.

Joint Book-Running Managers

Jefferies	Stifel

Lead Managers

JMP Securities	Oppenheimer & Co.

Prospectus Supplement dated September 16, 2020

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3 that we initially filed with the U.S. Securities and Exchange Commission, or the SEC, on March 12, 2018, and that was declared effective by the SEC on March 27, 2018. This prospectus supplement and the accompanying prospectus relate to the offering of our ordinary shares. Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the information incorporated by reference as described under the headings "Where You Can Find More Information" and "Incorporation of Information by Reference" in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, and updates information contained in, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we "incorporate by reference" information from other documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. We are not, and the underwriters are not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

References in this prospectus supplement and the accompanying prospectus to the terms "we," "us," "our" or "Strongbridge" or other similar terms mean Strongbridge Biopharma plc and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein includes our trademarks, trade names and service marks, such as "Strongbridge Biopharma" and "RECORLEV." This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein also contains references to trademarks belonging

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to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including logos, artwork and other visual displays, may appear without the <I 07>®</I 07 1> or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies' trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

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 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus supplement, the accompanying prospectus and incorporated herein and therein by reference constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events concerning our business and to our future revenues, operating results and financial condition. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "forecast," "predict," "propose," "potential" or "continue," or the negative of those terms or other comparable terminology. Forward-looking statements may include statements regarding:

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  our ability to effectively manage our business through the ongoing COVID-19 pandemic;

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  our ability to successfully commercialize Keveyis (dichlorphenamide);

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  our ability to obtain and maintain regulatory approval for RECORLEV (levoketoconazole) or any other product candidate;

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  our ability to successfully commercialize RECORLEV, if approved, and any other product candidate we receive approval for;

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  the timing, progress and results of clinical and preclinical trials for our product candidates;

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  our future borrowing capacity under our existing credit facility and our ability to secure additional financing when needed on acceptable terms;

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  our ability to effectively manage our anticipated growth;

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  our ability to develop our commercial organization and recruit and retain qualified sales representatives;

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  our ability to successfully implement our business model, as well as strategic plans for our business, product candidates and technology;

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  our ability to implement and execute our business strategy to in-license, acquire and develop new product candidates;

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  our ability to retain our key personnel and our ability to recruit, retain and motivate additional qualified personnel;

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  our ability to develop and maintain relationships with manufacturers, clinical research organizations and other important contractors and consultants;

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  our ability to expand, protect and enforce our intellectual property rights;

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  our ability to obtain and maintain orphan drug exclusivity for Keveyis or our product candidates;

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  the impact of government laws and regulations in the United States and foreign countries; and

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  our expected use of proceeds from this offering.

Any forward looking statements contained in this prospectus supplement, the accompanying prospectus or incorporated herein or therein by reference are only estimates or predictions of future events based on information currently available to our management and management's current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading "Risk Factors" and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2019, or the 2019 Annual Report, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, or the Q2 2020 Quarterly Report, as well as in subsequent reports we file from time to time with the SEC, that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the

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accompanying prospectus and in the documents we incorporate by reference herein and therein as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all the information that you need to consider in making your investment decision. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our ordinary shares. You should carefully read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus, as well as the information to which we refer you and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in ordinary shares. You should pay special attention to the "Risk Factors" section of this prospectus supplement and the documents incorporated by reference herein to determine whether an investment in our ordinary shares is appropriate for you.

 The Company

Business Overview

We are a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs.

Our first commercial product is Keveyis (dichlorphenamide), the first and only treatment approved by the U.S. Food and Drug Administration, or the FDA, for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis, a group of rare hereditary disorders that cause episodes of muscle weakness or paralysis.

We have two clinical-stage product candidates for rare endocrine diseases, RECORLEV (levoketoconazole) and veldoreotide. RECORLEV is a cortisol synthesis inhibitor currently being studied for the treatment of endogenous Cushing's syndrome. Veldoreotide is a next-generation somatostatin analog being investigated for potential applications in conditions amenable to somatostatin receptor activation. Both levoketoconazole and veldoreotide have received orphan designation from the FDA and the European Medicines Agency.

Given the relatively small prescriber bases for Keveyis and our two product candidates, we believe we can use a relatively small, focused field-based team to effectively promote and support our products and patients. We have established sales, marketing, market access and patient service capabilities in the United States to market Keveyis. We believe that many of the capabilities involved in our commercialization activities related to Keveyis will provide synergies to our commercialization of RECORLEV, if approved. We believe that our ability to execute on this strategy is enhanced by the significant prior commercial experience of key members of our management team.

Our goal is to transform the lives of patients by building a leading franchise-based, commercially-oriented biopharmaceutical company addressing rare diseases with significant unmet medical needs. We are focused on developing, in-licensing, acquiring and eventually commercializing products and product candidates that target rare diseases across various therapeutic areas.

We will continue to identify and evaluate the acquisition of products and product candidates that would be complementary to our existing rare neuromuscular and endocrine franchises or that would form the basis for new rare disease franchises. We believe this approach will enable us to maximize our commercial potential by further leveraging our existing resources and expertise.

Recent Developments

On September 8, 2020, we announced positive and statistically significant top-line results from our Phase 3, multinational, double-blind, placebo-controlled, randomized-withdrawal LOGICS study evaluating RECORLEV (levoketoconazole) for the treatment of endogenous Cushing's syndrome, or the Phase 3 LOGICS study.

The Phase 3 LOGICS study accepted Cushing's syndrome patients with baseline mean urinary free cortisol, or mUFC, at least 1.5 times the upper limit of normal, or ULN. Patients who had previously completed our Phase 3 SONICS study were also permitted to be considered for entry into the Phase 3 LOGICS study. Prior to the randomized-withdrawal phase, 79 study participants entered a single-arm, open-label titration and maintenance phase of approximately 14 to 19 weeks. Forty-four patients (including five who were randomized directly from the Phase 3 SONICS study) were entered into the eight-week randomized-withdrawal portion of the trial, with 22 patients randomized to the RECORLEV arm and 22 patients to the placebo arm. Forty-three patients completed the randomized-withdrawal phase.

At the end of the randomized-withdrawal phase of the Phase 3 LOGICS study, 54.5% more patients who were withdrawn to placebo had a loss of mUFC response as compared with those who remained on RECORLEV (95.5% versus 40.9%, respectively; p=0.0002). All 21 patients who lost response after being randomized to placebo received early rescue treatment within the eight-week randomized-withdrawal phase with a median time to early rescue of 22 days.

The secondary endpoint of normalization of mUFC at the end of the randomized-withdrawal phase was also highly statistically significant with 45.5% more patients treated with RECORLEV maintaining mUFC normalization in the active arm than the placebo arm (50.0% versus 4.5%, respectively; p=0.0015).

With respect to additional key secondary endpoints, the mean change from the randomized-withdrawal baseline to the end of the randomized-withdrawal phase for both total and LDL-cholesterol were significantly different between the treatment groups (adjusted p=0.0004 and p=0.0056, respectively), indicating rapid reversibility of the RECORLEV treatment benefits on cholesterol following the switch to placebo despite only a maximum of approximately eight weeks to see results. Other secondary biomarker endpoints, such as those relating to glycemia, did not separate to a statistically significant extent during the maximum eight-week period of withdrawal to placebo.

In general, RECORLEV was well tolerated, with 19% of the 79 patients initially dosed discontinuing during titration-maintenance due to adverse events, or AEs. None of the 44 randomized patients discontinued because of AEs. The most common AEs reported in both phases (titration-maintenance and randomized-withdrawal) among 80 patients who received RECORLEV continuously were nausea (29%), hypokalemia (28%), headache (21%), hypertension (19%) and diarrhea (15%). During the randomized-withdrawal phase, the AEs most commonly reported in at least 5% of patients, and with a higher frequency in the RECORLEV group as compared with the placebo group were hypertension (n=3 versus 1), nausea (n=2 versus 1), and fatigue (n=2 versus 1).

Throughout both study phases among 79 RECORLEV-treated patients with both baseline and post-baseline liver monitoring data, 3.8% of RECORLEV-treated participants (three patients) had at least one serum alanine aminotransferase, or ALT, measurement greater than 5x ULN, and 11% (nine patients) had at least one measurement that was greater than 3x ULN. These frequencies are comparable to those observed during our Phase 3 SONICS study. There were no cases of bilirubin greater than 1.5x ULN, no Hy's Law, and all liver abnormalities greater than 3x ULN resolved without clinical sequelae (with medication cessation in some cases).

AEs of special interest in the Phase 3 LOGICS study, aside from those that were liver-related, were those relating to adrenal insufficiency reported for 10% (eight patients) and those related to QT interval prolongation. Of 80 RECORLEV-treated participants across both phases, 2.5%, or two patients, experienced QT prolongation of more than 500 milliseconds, the threshold of clinical importance. These reported special interest AEs were all resolved, usually after dose reduction or in some cases permanent study drug discontinuation, and there were no clinical sequelae following resolution. Similar observations were made in the Phase 3 SONICS study.

Top-line results from our Phase 3 LOGICS study described above represent a subset of analyzed data from a planned interim analysis. Final study results, inferences, and conclusions are subject to a detailed assessment of the full Phase 3 LOGICS study interim and final locked datasets.

We plan to submit a New Drug Application for RECORLEV to the FDA in the first quarter of 2021.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. As an emerging growth company, among other reduced disclosure requirements:

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  we provide reduced disclosure about our executive compensation arrangements;
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  we are not required to have advisory votes on executive compensation or golden parachute arrangements; and
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  we have an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of 2020; (ii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iii) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We have chosen to opt out of the extended transition periods available to emerging growth companies under the JOBS Act for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition periods for complying with new or revised accounting standards is irrevocable. We may choose to take advantage of some but not all of these other exemptions available to emerging growth companies.

We are also a "smaller reporting company," as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will remain a smaller reporting company until the fiscal year following the determination that our public float is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are $100 million or more during the most recently completed fiscal year and our public float is $700 million or more measured on the last business day of our second fiscal quarter. As a smaller reporting company, in addition to providing reduced disclosure about our executive compensation arrangements and business developments, among other reduced disclosure requirements available to smaller reporting companies, we present only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure.

We have taken advantage of reduced reporting requirements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Corporate Information

Strongbridge Biopharma plc, an Irish public limited company, was incorporated on May 26, 2015 under the name Cortendo plc. On September 4, 2015, Cortendo plc changed its name to Strongbridge Biopharma plc.

Our principal executive offices are located at 900 Northbrook Drive, Suite 200, Trevose, Pennsylvania, 19053 and our telephone number is +1 610-254-9200. For the purposes of Irish law, our registered office is Suite 206, Fitzwilliam Hall, Fitzwilliam Place, Dublin 2, Ireland.

Our website is www.strongbridgebio.com. The information on, or that can be accessed through, our website is not part of and should not be incorporated by reference into this prospectus supplement.

The Offering

Ordinary shares offered by us in this offering	11,111,111 shares
Option to purchase additional ordinary shares	We have granted the underwriters an option to purchase up to 1,666,666 additional ordinary shares from us within 30 days of the date of this prospectus supplement.
Ordinary shares to be outstanding immediately after this offering	65,467,068 shares, or 67,133,734 shares if the underwriters exercise in full their option to purchase additional ordinary shares.
Use of proceeds

We intend to use the net proceeds from this offering to (i) continue development and regulatory activities, to facilitate commercial readiness, and to commercially launch RECORLEV primarily in the United States, (ii) support the life cycle management activities of Keveyis, and (iii) support other general corporate purposes, which may include working capital, capital expenditures, acquisition of additional technologies or other forms of intellectual property, acquisition of assets or businesses that are complementary to our existing business, and general and administrative expenses. See "Use of Proceeds" for a more detailed description of the intended use of proceeds from this offering.

Risk factors

Investing in our ordinary shares involves a high degree of risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement and other information included in this prospectus supplement, in the accompanying prospectus, as well as in our periodic reports filed with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before deciding to invest in our ordinary shares.

Nasdaq Global Select Market symbol	SBBP

The number of ordinary shares shown above to be outstanding after this offering is based on 54,355,957 ordinary shares outstanding as of June 30, 2020, and excludes:

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  10,499,222 ordinary shares issuable upon the exercise of stock options outstanding as of June 30, 2020, with a weighted-average exercise price of $5.28 per ordinary share;

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  7,100,643 ordinary shares issuable upon the exercise of warrants outstanding as of June 30, 2020, with a weighted-average exercise price of $4.06 per ordinary share;

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  1,090,300 ordinary shares issuable upon the vesting of 1,090,300 restricted stock units outstanding as of June 30, 2020;

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  71,029 ordinary shares reserved for future issuance under our Non-Employee Director Equity Compensation Plan as of June 30, 2020;

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  332,429 ordinary shares reserved for future issuance under our 2015 Equity Compensation Plan as of June 30, 2020;

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  1,373,903 ordinary shares reserved for future issuance under our 2017 Inducement Plan as of June 30, 2020;

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  shares issuable upon the conversion of up to $3.0 million of the aggregate principal amount of any loans outstanding under the term loan agreement with Avenue Ventures Opportunities Fund L.P., or Avenue, at Avenue's discretion, at a price per share equal to the lower of (a) $2.24, or (b) 20% above the effective price of any bona fide equity financing prior to December 31, 2020;

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  18,000 ordinary shares issuable upon the exercise of stock options outstanding, which were granted after June 30, 2020 with a weighted average exercise price of $3.99 per ordinary share;

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  315,000 ordinary shares issuable upon the vesting of 315,000 restricted stock units outstanding, which were granted after June 30, 2020; and

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  1,400,000 ordinary shares issued under our Equity Distribution Agreement with JMP Securities LLC since June 30, 2020.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants or vesting of the restricted stock units descried above, and no exercise by the underwriters of their option to purchase additional ordinary shares.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment. In assessing the risks described below, you should also refer to the information contained in the 2019 Annual Report, in the Q2 2020 Quarterly Report,and in the other documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety.

Risks Related to the Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value.

Investors in this offering will experience immediate and substantial dilution.

The public offering price of the ordinary shares offered pursuant to this prospectus supplement may be substantially higher than the pro forma net tangible book value per share of our ordinary shares. Therefore, if you purchase ordinary shares in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per ordinary share from the price per share that you pay for such ordinary shares. If the holders of outstanding options, warrants or other securities convertible into our ordinary shares exercise those options, warrants or other such securities at prices below the public offering price, you will incur further dilution. See "Dilution" on page S-38 of this prospectus supplement for a more detailed discussion of the dilution you will incur in this offering.

Future sales of substantial amounts of our ordinary shares could adversely affect the market price of our ordinary shares.

Future sales of substantial amounts of our ordinary shares, or securities convertible or exchangeable into ordinary shares, into the public market, including ordinary shares issued upon exercise of options and warrants, or perceptions that those sales could occur, could adversely affect the prevailing market price of our ordinary shares and our ability to raise capital in the future.

We have never paid cash dividends, do not expect to pay dividends in the foreseeable future and our ability to pay dividends, or repurchase or redeem our ordinary shares, is limited by law.

We have not paid any dividends since our inception and do not anticipate paying any dividends on our ordinary shares in the foreseeable future. Even if future operations lead to significant levels of distributable profits, we currently intend that any earnings will be reinvested in our business and that dividends will not be paid until we have an established revenue stream to support continuing dividends. The proposal to pay future dividends to shareholders will in addition effectively be at the sole discretion of our board of directors after taking into account various factors our board of directors deems relevant, including our business prospects, capital requirements, financial performance and new product development. In addition, payment of future dividends is subject to certain limitations under the Irish Companies Act 2014 or the Irish Companies Act. The Irish Companies Act, among other requirements, requires Irish companies to have profits available for distribution equal to or greater than the amount of the proposed dividend. In addition, the terms of our existing debt agreement restrict our ability to pay dividends on our ordinary shares. Accordingly, investors cannot rely on dividend income from our ordinary shares and any returns on an investment in our ordinary shares will likely depend entirely upon any future appreciation in the price of our ordinary shares.

 USE OF PROCEEDS

We estimate that the net proceeds from the sale of ordinary shares by us in this offering will be approximately $23.1 million (or approximately $26.6 million if the underwriters exercise their option to purchase additional ordinary shares in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to (i) continue development and regulatory activities, to facilitate commercial readiness, and to commercially launch RECORLEV primarily in the United States, (ii) support the life cycle management activities of Keveyis, and (iii) support other general corporate purposes, which may include working capital, capital expenditures, acquisition of additional technologies or other forms of intellectual property, acquisition of assets or businesses that are complementary to our existing business, and general and administrative expenses.

These expected uses of the net proceeds from this offering represent our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of the net proceeds from this offering as described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

 DESCRIPTION OF SHARE CAPITAL

General

The following description of our share capital is qualified in its entirety by reference to, and is subject to, the detailed provisions of our memorandum and articles of association, which are incorporated herein by reference as an exhibit to the registration statement of which this prospectus supplement forms a part, and the relevant provisions of Irish law referred to therein, including in particular the Companies Act 2014 of Ireland (as amended), or Irish Companies Act.

Our authorized share capital consists of €40,000, divided into 40,000 deferred ordinary shares with a nominal value of €1.00 per share, and $7,000,000, divided into 600,000,000 ordinary shares with a nominal value of $0.01 per share and 100,000,000 preferred shares with a nominal value of $0.01 per share.

We may issue shares subject to the maximum authorized share capital contained in our Memorandum of Association. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of our shareholders, referred to under Irish law as an "ordinary resolution." Our authorized share capital may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by our shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by shareholders by an ordinary resolution. Accordingly, our Articles of Association, or Articles, authorize our board of directors to issue new ordinary or preferred shares without shareholder approval for a period of five years ending on August 7, 2020 and this authority was renewed by ordinary resolution at our 2020 annual general meeting held on May 14, 2020 for a period of five years from that date. The authority to issue preferred shares provides us with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing and acquisition transactions or opportunities.

We may, by ordinary resolution, reduce our authorized share capital in any way. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any manner permitted by the Irish Companies Act.

As of June 30, 2020, we had 40,000 deferred ordinary shares outstanding, 54,355,957 ordinary shares outstanding and zero preferred shares outstanding. As of June 30, 2020, we also had outstanding options to acquire 10,499,222 ordinary shares, warrants to purchase an aggregate of 7,100,643 ordinary shares, and 1,090,300 ordinary shares issuable upon the vesting of restricted stock units.

The following description of our share capital and certain provisions of our Articles are summaries and are qualified by reference to our Articles.

Deferred Shares

The authorized and issued share capital includes 40,000 deferred ordinary shares, which are required in order to satisfy statutory minimum capital requirements of an Irish public limited company. The holders of the deferred ordinary shares are not entitled to receive any dividend or distribution, to attend, speak or vote at any general meeting, and have no effective rights to participate in the assets of our Company. The holders of our deferred ordinary shares are not entitled to a vote.

Ordinary Shares

Under our Articles, each holder of our ordinary shares is entitled to one vote for each ordinary share that he or she holds. Our ordinary shares do not have sinking fund provisions.

Preferred Shares

Our board of directors is authorized to issue preferred shares on a non-pre-emptive basis, with discretion as to the terms attaching to the preferred shares, including as to voting, dividend and conversion rights and priority relative to other classes of shares with respect to dividends and upon a liquidation. This authority will expire on May 14, 2025.

Notwithstanding this authority, under the Irish Takeover Rules our board of directors would not be permitted to issue any of our shares, including preferred shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by our shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of our shares carrying voting rights; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

While we do not have any current specific plans, arrangements or understandings, written or oral, to issue any preferred shares for any purpose, we are continually evaluating our financial position and analyzing the possible benefits of issuing additional debt securities, equity securities, convertible securities or a combination thereof in connection with, among other things: (i) repaying indebtedness; (ii) financing acquisitions; or (iii) strengthening our balance sheet. The availability of preferred shares gives us flexibility to respond to future capital raising, financing and acquisition needs and opportunities without the delay and expense associated with holding an extraordinary general meeting of our shareholders to obtain further shareholder approval.

Preemption Rights

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. However, we have opted out of these preemption rights in our Articles as permitted under Irish law for a period of five years ending on August 7,2020. Irish law requires this opt-out to be renewed every five years by a special resolution of our shareholders, which requires the approval of not less than 75% of the votes of our shareholders cast at a general meeting. This opt-out was renewed by special resolution at our 2020 annual general meeting held on May 14, 2020 for a period of five years from that date. If the opt-out is not renewed, shares issued for cash after the expiry of the opt-out will have to be offered to pre-existing shareholders of Strongbridge pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction of capital approved by the Irish High Court without restriction, or a reorganization of capital.

The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our "relevant financial statements." The "relevant financial statements" will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a "true and fair view" of our unconsolidated financial position and accord with accepted accounting practice.

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by our Articles. Our Articles authorize our board of directors to declare dividends without shareholder approval to the extent they appear justified by profits lawfully available for distribution. Our board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Our board of directors may direct that the payment be made by distribution of assets, shares or cash, and no dividend issued may exceed the amount recommended by our board of directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in dollars or any other currency.

Our board of directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to our ordinary shares.

Our board of directors may also authorize us to issue shares with preferred rights to participate in dividends we declare. The holders of preferred shares may, depending on their terms, rank senior to the ordinary shares in terms of dividend rights or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Bonus Shares

Under our Articles, our board of directors may resolve to capitalize any amount credited to any reserve, including our undenominated capital, or credited to the profit and loss account, and use such amount for the issuance to shareholders of shares as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Share Repurchases and Redemptions

Overview

Our Articles provide that any ordinary share that we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish law purposes, the repurchase of ordinary shares by us may technically be effected as a redemption of those shares as described under "—Repurchases and Redemptions." If our Articles did not contain such provision, repurchases by us would be subject to many of the same rules that apply to purchases of ordinary shares by subsidiaries described under "—Purchases by Subsidiaries," including the shareholder approval requirements described below, and the requirement that any purchases on market be effected on a "recognized stock exchange," which, for purposes of Irish law, includes Nasdaq.

Repurchases and Redemptions

Under Irish law, subject to the conditions summarized below, a company may issue redeemable shares and may only redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. We do not expect to have any distributable reserves for the foreseeable future. We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of our Articles described above, shareholder approval will not be required to redeem our ordinary shares.

We may also be given an additional general authority to purchase our own shares on market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

Our board of directors may also issue preferred shares, which may be redeemed at the option of either us or the shareholder, depending on the terms of such preferred shares. Please see "—Authorized Share Capital" above for additional information on preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

Under Irish law, an Irish or non-Irish subsidiary may purchase our ordinary shares either on market or off market. For one of our subsidiaries to make purchases on market of our ordinary shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on market purchase by a subsidiary of our ordinary shares is required. For a purchase by a subsidiary off market, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose ordinary shares are to be bought back cannot vote in favor of the special resolution and the purchase contract must be on display or must be available for inspection by our shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

In order for one of our subsidiaries to make an on market purchase of our ordinary shares, such shares must be purchased on a "recognized stock exchange." Nasdaq is specified as a recognized stock exchange for this purpose by Irish law.

The number of ordinary shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds any of our shares, it cannot exercise any voting rights in respect of those shares. The acquisition of our ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Our Articles provide that we will have a first and paramount lien on every share that is not a fully paid share for all amounts payable at a fixed time or called in respect of that share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are customary in the articles of association of an Irish public company limited by shares such as our company and will only be applicable to shares that have not been fully paid.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

Our Articles include a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

  ▪
  our board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

  ▪
  upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

  ▪
  the business combination is approved by our board of directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

A "business combination" is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An "interested shareholder" is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction in which a third party seeks to acquire 30% or more of our voting rights and any other acquisitions of our securities will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder, or the Irish Takeover Rules, and will be regulated by the Irish Takeover Panel. The "General Principles" of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

  ▪
  in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

  ▪
  the holders of securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company's place of business;

  ▪
  a target company's board of directors must act in the interests of that company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

  ▪
  false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

  ▪
  a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

  ▪
  a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and

  ▪
  a "substantial acquisition" of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares, or other voting securities, of a company may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding voting securities in that company at a price not less than the highest price paid for the securities by the acquiror, or any parties acting in concert with the acquiror, during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of securities would increase the aggregate holding of an acquiror, including the holdings of any parties acting in concert with the acquiror, to securities representing 30% or more of the voting rights in a company, unless the Irish Takeover Panel otherwise consents. An acquisition of securities by a person holding, together with its concert parties, securities representing between 30% and 50% of the voting rights in a company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person, together with its concert parties, would increase by 0.05% within a 12-month period. Any person, excluding any parties acting in concert with the holder, holding securities representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

If a person makes a voluntary offer to acquire our outstanding ordinary shares, the offer price must not be less than the highest price paid for our ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the "look back" period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired our ordinary shares (1) during the 12-month period prior to the commencement of the offer period that represent more than 10% of our total ordinary shares or (2) at any time after the commencement of the offer period, the offer must be in cash or accompanied by a full cash alternative and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of clause (1), the 12-month period prior to the commencement of the offer period or, in the case of (2), the offer period. The Irish Takeover Panel may apply this Rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares and other voting securities which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, our board of directors is not permitted to take any action that might frustrate an offer for our shares once our board of directors has received an approach that may lead to an offer or has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as 1) the issue of shares, options, restricted share units or convertible securities, (2) material acquisitions or disposals, (3) entering into contracts other than in the ordinary course of business or (4) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which our board of directors has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where:

  ▪
  the action is approved by our shareholders at a general meeting; or

  ▪
  the Irish Takeover Panel has given its consent, where:

  ▪
  it is satisfied the action would not constitute frustrating action;

  ▪
  our shareholders holding more than 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

  ▪
  the action is taken in accordance with a contract entered into prior to the announcement of the offer, or any earlier time at which our board of directors considered the offer to be imminent; or

  ▪
  the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Shareholders' Rights Plan

Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In addition, such a plan would be subject to the Irish Takeover Rules and the General Principles underlying the Irish Takeover Rules. Our Articles allow our board of directors to adopt a shareholder rights plan upon such terms and conditions as our board of directors deems expedient and in the best interests of us, subject to applicable law.

Subject to the Irish Takeover Rules, our board of directors also has power to issue any of our authorized and unissued shares on such terms and conditions as it may determine and any such action should be taken in our best interests. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares.

Disclosure of Interests in Shares

Under the Irish Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in three percent or more of our voting shares, or if as a result of a transaction a shareholder who was interested in three percent or more of our voting shares ceases to be so interested. Where a shareholder is interested in three percent or more of our voting shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the voting shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder's interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder's interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder's rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the High Court of Ireland to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, we, under the Irish Companies Act, may, by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our shares, to provide additional information, including the person's own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to the Irish court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:

  ▪
  any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

  ▪
  no voting rights shall be exercisable in respect of those shares;

  ▪
  no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

  ▪
  no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of one percent or more.

Listing

Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol "SBBP."

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare, Inc. The transfer agent and registrar's address is 480 Washington Blvd., 26th Floor, Jersey City, NJ 07310.

Differences in Corporate Law Between Ireland and the State of Delaware

As a public limited company incorporated under the laws of Ireland, the rights of our shareholders are governed by applicable Irish law, including the Irish Companies Act, and not by the law of any U.S. state. As a result, our directors and shareholders are subject to different responsibilities, rights and privileges than are applicable to directors and shareholders of U.S. corporations. We have set below a summary of the differences between the provisions of the Irish Companies Act applicable to us and the Delaware General Corporation Law relating to stockholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Irish law, Delaware law and our Articles. Before investing, you should consult your legal advisor regarding the impact of Irish law on your specific circumstances and reasons for investing. The summary below does not include a description of rights or obligations under the U.S. federal securities laws or NASDAQ listing requirements. You are also urged to carefully read the relevant provisions of the Delaware General Corporation Law and the Irish Companies Act for a more complete understanding of the differences between Delaware and Irish law.

	Delaware	Ireland
Authorized Capital	Under Delaware law, the board of directors without stockholder approval may approve the issuance of authorized but unissued shares of capital stock that are not otherwise committed for issuance.	Our authorised share capital may be increased or reduced, but not below the number of issued shares, as applicable, by a simple majority of the votes cast at a general meeting, referred to under Irish law as an "ordinary resolution."

Under Irish law, our board of directors may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Accordingly, our Articles authorized our board of directors to issue shares without shareholder approval for a period of five years ending on August 7, 2020 and this authority was renewed by ordinary resolution at our 2020 annual general meeting held on May 14, 2020 for a period of five years from that date.

	Delaware	Ireland
The rights and restrictions to which our ordinary shares are subject is prescribed in our Articles. Our Articles entitle our board of directors, without shareholder approval, to determine the terms of any preferred shares issued. Preferred shares may be preferred as to dividends, rights on a winding up or voting in such manner as our directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option, and may be convertible into or exchangeable for shares of any other class or classes, depending on the terms of such preferred shares.
Reduction of Capital
Under Delaware law, a corporation, by an affirmative vote of a majority of the board of directors, may reduce its capital by reducing or eliminating the capital represented by shares of capital stock which have been retired, by applying to an already authorized purchase redemption, conversion or exchange of outstanding shares of its capital stock some or all of the capital represented by shares being purchased, redeemed, converted or exchanged or any capital that has not been allocated to any particular class of capital stock or by transferring to surplus capital some or all of the capital not represented by any particular class of its capital stock or the capital associated with certain issued shares of its par value capital stock. No reduction of capital may be made unless the assets of the corporation remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been otherwise provided.
A company may, by ordinary resolution, reduce its authorized share capital in any way. A company also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way permitted by the Irish Companies Act.

	Delaware	Ireland
Preemption Rights; Consideration for Shares	Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation or any amendment thereto, or in the resolution or resolutions providing for the issue of such shares adopted by the board of directors pursuant to authority expressly vested in it by the provisions of its certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation's capital stock.	Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory pre-emption right. However, we opted out of these pre-emption rights in our Articles as permitted under Irish law for a period of five years ending on August 7, 2020. Irish law requires this disapplication of pre-emptive rights to be renewed every five years by a special resolution of the shareholders, which requires not less than 75% of the votes of our shareholders cast at a general meeting. This disapplication of pre-emption rights was renewed by a special resolution at our 2020 annual general meeting held on May 14, 2020 for a period of five years from that date. If the opt-out is not renewed, shares issued for cash after the expiry of the opt-out will have to be offered to our pre-existing shareholders pro rata to their existing shareholding before the shares can be issued to any new shareholders. Statutory preemption rights do not apply (1) where shares are issued for non-cash consideration, such as in a share-for-share acquisition, (2) to the issue of non-equity shares, that is, shares that have the right to participate only up to a specified amount in any income or capital distribution, or (3) where shares are issued pursuant to an employee share option or similar equity plan.

Under Irish law, a company is prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share awards, bonus shares or any other share-based grants must be paid pursuant to the Irish Companies Act.

Delaware	Ireland
Dividends, Distributions, Repurchases and Redemptions	Dividends and Distributions

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, directors may declare and pay dividends upon its capital stock either (1) out of its surplus or (2) if the corporation does not have surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

The excess, if any, at any given time, of the net assets of the corporation over the amount so determined to be capital is surplus. Net assets means the amount by which total assets exceed total liabilities.

Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

Dividends and Distributions

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of a company are equal to, or in excess of, the aggregate of that company's called up share capital plus undistributable reserves and the distribution does not reduce that company's net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which a company's accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed that company's accumulated unrealized losses, so far as not previously written off in a reduction of capital approved by the Irish High Court without restriction, or a reorganization of capital.

The determination as to whether or not a company has sufficient distributable reserves to fund a dividend must be made by reference to the "relevant financial statements" of that company. The "relevant financial statements" will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a "true and fair view" of a company's unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).
Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in dollars or any other currency.

Delaware	Ireland
Share Repurchases and Redemptions	Share Repurchases and Redemptions

Under Delaware law, any stock of any class or series may be made subject to redemption by the corporation at its option or at the option of the holders of such stock or upon the happening of a specified event; provided however, that immediately following any such redemption the corporation must have outstanding one or more shares of one or more classes or series of stock, which share, or shares together, have full voting powers.

Any stock which may be made redeemable may be redeemed for cash, property or rights, including securities of the same or another corporation, at such time or times, price or prices, or rate or rates, and with such adjustments, as stated in the certificate of incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

Every corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation may: (1) purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation other than a non-stock corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its shares, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced; (2) purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation; or (3) redeem any of its shares, unless their redemption is authorized by Delaware law and then only in accordance with its certificate of incorporation.

Our Articles provide that any ordinary share that we agree to acquire shall be deemed to be a redeemable share. Accordingly, for purposes of Irish law, the repurchase of ordinary shares by us may technically be effected as a redemption.

Under Irish law, we may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption.

We may also be given authority to purchase our shares on a recognized stock exchange such as the NASDAQ or off market purchases with such authority to be given by our shareholders at a general meeting, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries.

Our board of directors may also issue preferred shares, which may be redeemed at the option of either us or the shareholder, depending on the terms of such preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be canceled by us or re-issued subject to certain conditions.

Delaware	Ireland
Purchases by Subsidiaries	Purchases by Subsidiaries

Under Delaware law, shares of a corporation's capital stock may be acquired by subsidiaries of that corporation without stockholder approval. Such capital stock owned by a majority owned subsidiary are neither entitled to vote nor counted as outstanding for quorum purposes.
Under Irish law, a company's subsidiaries may purchase shares of that company either on market on a recognized stock exchange such as NASDAQ or off market.

For one of our subsidiaries to make on market purchases of our ordinary shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on market purchase by a subsidiary of our ordinary shares is required. For a purchase by a subsidiary off market, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose ordinary shares are to be bought back cannot vote in favor of the special resolution and the purchase contract must be on display or must be available for inspection by our shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds our shares, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of our ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

	Delaware	Ireland
Election of Directors	Under Delaware law, a corporation must have at least one director. The number of directors of a corporation is fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors must be made by amendment of the certificate of incorporation. Delaware law does not contain specific provisions requiring a majority of independent directors.	Our Articles divide our board of directors into three classes, with members of each class being elected to staggered three-year terms. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring. A nominee is elected to the board of directors by a plurality of the votes cast by shareholders.

Holders of our ordinary shares are entitled to one vote for each share at all meetings at which directors are elected.

Our Articles provide for a minimum number of directors of two. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a three-year term, and the nominee receiving the next greatest number of votes in favour of their election shall hold office until his or her successor shall be elected.

Registration, Removal and Disqualification of Directors
Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, except: (1) in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause; and (2) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director can be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.
Under the Irish Companies Act and notwithstanding anything contained in our Articles or in any agreement between us and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days' notice and at which the director is entitled to be heard. Because of this provision of the Irish Companies Act, our Articles provide that we may, by ordinary resolution, remove any director before the expiration of his period of office notwithstanding anything in any agreement between us and the removed director. The power of removal is without prejudice to any claim for damages for breach of contract, e.g., employment contract, that the director may have against us in respect of his or her removal. Our Articles also provide that the office of a director will also be vacated if the director is restricted or disqualified to act as a director under the Acts; resigns his or her office by notice in writing to us or in writing offers to resign and the directors resolve to accept such offer; or is requested to resign in writing by not less than 75% of the other directors.

	Delaware	Ireland
Quorum of the Board of Directors	The quorum necessary for transaction of business by the board of directors shall consist of a majority of the total number of directors unless the certificate of incorporation or bylaws require a greater number.	The quorum necessary for transaction of business by our board of directors may be a majority of the directors in office at the time when the meeting is convened.
Duties of Directors
Under Delaware law, a company's directors are charged with fiduciary duties of care and loyalty. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the "business judgment rule." If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Notwithstanding the foregoing, Delaware courts may subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.
Our directors have certain statutory and fiduciary duties. All of our directors have equal and overall responsibility for the management of our company, although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and it is likely that more will be expected of them in compliance with their duties than non-executive directors. The principal fiduciary duties of directors are stated in section 228 of the Irish Companies Act and include the duties of good faith and exercising due care and skill. Directors' statutory duties also include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed and the duty to maintain certain registers and make certain filings as well as disclosure of personal interests. For public limited companies like us, directors are under a specific duty to ensure that the secretary is a person with the requisite knowledge and experience to discharge the role.

Under Irish law, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (1) other directors, officers or employees of the company whom the director reasonably believes to be reliable and competent in the matters prepared or presented, (2) legal counsel, public accountants or other persons as to matters the director reasonably believes are within their professional or expert competence, or (3) a committee of the board of which the director does not serve as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

Delaware	Ireland
Conflicts of Interest of Directors	Under Delaware law, a contract or transaction in which a director has an interest will not be voidable solely for this reason if (1) the material facts with respect to such interested director's relationship or interest in the contract or transaction are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) the material facts with respect to such interested director's relationship or interest in the contract or transaction are disclosed or are known to the stockholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or (3) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified. The mere fact that an interested director is present and voting on a transaction in which he or she is interested will not itself make the transaction void. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.	As a matter of Irish law, a director is under a general fiduciary duty to avoid conflicts of interest. Under Irish law, directors who have a personal interest in a contract or proposed contract with a company are required to declare the nature of their interest at a meeting of the directors of that company. A company is required to maintain a register of declared interests, which must be available for shareholder inspection.

Our Articles provide that a director must declare any interest he or she may have in a contract with us at a meeting of our board of directors in accordance with the Irish Companies Act.

Our Articles provide that a director may vote in respect of any contract, appointment or arrangement in which he is interested, and he shall be counted in the quorum present at the meeting. Under our Articles, a director may be a director of, other officer of, or otherwise interested in, any company promoted by us or in which we are interested, and such director will not be accountable to us for any compensation or other benefit received from such employment or other interest. Our Articles further provide that (1) no director will be prevented from contracting with us because of his or her position as a director, (2) any contract entered into between a director and us will not be subject to avoidance, and (3) no director will be liable to account to us for any profits realized by virtue of any contract between such director and us because the director holds such office or the fiduciary relationship established thereby.

	Delaware	Ireland
Indemnification of Officers and Directors	Delaware law permits a corporation to indemnify, and to advance expenses to, officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action that they had no reasonable cause to believe was unlawful.	Irish law permits indemnification for the benefit of a company's directors and executive officers. However, as to our "officers" (within the meaning of Irish law which includes our directors and company secretary), this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of an officer (within the meaning of Irish law) where judgment is given in favor of the officer (within the meaning of Irish law) in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the officer (within the meaning of Irish law) acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its officers (within the meaning of Irish law) over and above the limitations imposed by the Irish Companies Act will be void, whether contained in its articles of association or any contract between the company and the officer (within the meaning of Irish law). This restriction does not apply to executive officers who are not "officers" (within the meaning of Irish law).
Our Articles also contain indemnification and expense advancement provisions for current or former executives who are not officers (within the meaning of Irish law).

Our directors may, on a case-by-case basis, decide at their discretion that it is in our best interests to indemnify an individual officer (within the meaning of Irish law) from any liability arising from his or her position as a director of us. However, this discretion must be exercised bona fide in our best interests as a whole. Any such indemnity will be limited in the manner described in the foregoing paragraphs.

We are permitted under our Articles and the Irish Companies Act to take out directors' and officers' liability insurance, as well as other types of insurance, for our directors, officers, employees and agents. In order to attract and retain qualified directors and officers, we expect to purchase and maintain customary directors' and officers' liability insurance and other types of comparable insurance.

Delaware	Ireland
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Articles. These agreements, among other things, provide that we will to the extent permitted under our Articles and the Irish Companies Act indemnify and provide expense advancement for our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification. The indemnification provisions in our Articles may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

	Delaware	Ireland
Limitation on Director Liability	Under Delaware law, a corporation may include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for a breach of fiduciary duty as a director. However, a corporation may not limit or eliminate the personal liability of a director for: (1) any breach of the director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law; (3) intentional or negligent payments of unlawful dividends or unlawful share purchases or redemptions; or (4) any transaction in which the director derives an improper personal benefit.	Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

Under Irish law, shareholders may not agree to exempt a director or officer from any claim or right of action the shareholder may have, whether individually or in the right of a company, on account of any action taken or the failure to take any action in the performance of his or her duties to that company.

General Meetings of Shareholders
Under Delaware law, an annual meeting of stockholders is required. Any stockholder or director may apply to the Delaware Chancery Court for an order for a corporation to hold an annual meeting if the corporation has failed to hold an annual meeting for a period of 13 months after its last annual meeting.
We are required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following our first annual general meeting, no more than nine months after our fiscal year-end.

Our extraordinary general meetings may be convened by (1) our board of directors, (2) on requisition of shareholders holding not less than 10% of our paid up share capital carrying voting rights or (3) on requisition of our auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

Notice of a general meeting must be given to all our shareholders and to our auditors. Our Articles provide that the maximum notice period is 60 days. The minimum notice periods are 21 days' notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days' notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of our auditors and all of our shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, our Articles include provisions reflecting these requirements of Irish law.

Delaware	Ireland
In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the Irish statutory financial statements, the report of the directors, the report of the auditors on these statements and that report and a review by the members of our affairs. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office. Our Articles divide our board of directors into three classes, with members of each class being elected to staggered three-year terms. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring. A nominee is elected to the board of directors by a plurality of the votes cast by shareholders.
Holders of our ordinary shares are entitled to one vote for each share at all meetings at which directors are elected.

Our Articles provide for a minimum number of directors of two. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a three-year term, and the nominee receiving the next greatest number of votes in favour of their election shall hold office until his or her successor shall be elected.

	Delaware	Ireland
If our directors become aware that our net assets are half or less of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.
Advance Notice Provisions	As may be set by the corporation's bylaws.
Our Articles provide that (a) with respect to an annual general meeting of shareholders, nominations of persons for election to the board of directors and the proposal of business to be considered by shareholders may be made only pursuant to our notice of meeting; by our board of directors; or by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for our Articles, and (b) with respect to an extraordinary general meeting of shareholders, nominations of persons for election to our board of directors and the proposal of business to be considered by shareholders may be made only pursuant to our notice of meeting; by our board of directors; by any shareholders pursuant to the valid exercise of the power granted under the Irish Companies Act; or by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for in our Articles.

Delaware	Ireland
In order to comply with the advance notice procedures of our Articles, a shareholder must give written notice to our Secretary on a timely basis. To be timely for an annual general meeting, notice must be delivered, or mailed and received, at least 120 days in advance of the first anniversary of the date that we released the proxy statement for the preceding year's annual general meeting, subject to certain exceptions. To be timely for an extraordinary general meeting, notice must be delivered, or mailed and received, by the later of (1) 120 days in advance of the meeting or (2) the date that is 10 days after the date of the first public announcement of the date of the meeting. For nominations to our board of directors, the notice must include all information about the director nominee that is required to be disclosed by SEC rules regarding the solicitation of proxies for the election of directors and such other information as we may reasonably require to determine the eligibility of the proposed nominee. For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder's holdings of our shares.

In addition, the Irish Companies Act provides that shareholders holding not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering director nominations or other proposals, as described below under "—Special/Extraordinary Shareholder Meetings." The chairman of the meeting may refuse to transact any business or may disregard nomination of any person if a shareholder fails to comply with the foregoing procedures.

	Delaware	Ireland
Proxy	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period.	Under the Irish Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy, but no such proxy shall be voted or acted upon at any subsequent meeting, unless the proxy expressly provides for this.
Special/Extraordinary General Meetings
Under Delaware law, special meetings of stockholders may be called by the board of directors or by such other person or persons authorized to do so by the corporation's certificate of incorporation or bylaws. At a special meeting, only the business set forth in the notice of meeting may be conducted.
Extraordinary general meetings may be convened (1) by our board of directors, (2) on requisition of our shareholders holding not less than 10% of the paid up share capital of our carrying voting rights, (3) on requisition of our auditors, or (4) in exceptional cases, by order of a court. Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions of our company as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

Under Irish law, if our board of directors becomes aware that our net assets are not greater than half of the amount of our called-up share capital, it must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that our directors learn of this fact to consider how to address the situation.

	Delaware	Ireland
Record Date; Notice Provisions for Meetings of Shareholders	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws or under other portions of Delaware law, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and must specify the place, if any, date, hour, means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting.	Our Articles provide that our directors may, from time to time, fix a record date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting, but that such record date shall be not more than 80 nor less than 10 days before the date of such meeting. Our Articles provide that if no record date is fixed by our directors, the record date for determining members entitled to notice of or to vote at a meeting of the members shall be the close of business on the day next preceding the day on which notice is given.

Notice of an annual general meeting must be given to all of our shareholders and to our auditors. Our Articles provide that the maximum notice period is 60 days. The minimum notice period is 21 days' notice in writing for an annual general meeting.

Shareholder Quorum Voting Rights	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.
Under our Articles, each holder of our ordinary shares is entitled to one vote for each of ordinary share that he or she holds as of the record date for the meeting. The holders of our deferred ordinary shares are not entitled to a vote. We may not exercise any voting rights in respect of any shares held as treasury shares. Any shares held by our subsidiaries will count as treasury shares for this purpose, and such subsidiaries cannot therefore exercise any voting rights in respect of those shares. Irish law distinguishes between "ordinary business" and "special business." Most business that is transacted at a general meeting is deemed "special" with the exception of declaring a dividend, the consideration of the statutory financial statements and the reports of the directors and auditors thereon, the review by the shareholders of the company's affairs, the fixing of the remuneration of auditors and the election of directors, all of which are deemed to be "ordinary business."

	Delaware	Ireland
Our Articles provide that, except where a greater majority is required by the Irish Companies Act (such as any matters that require special resolutions of the shareholders) as described below, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast. All resolutions proposed at our general meetings will be decided on a poll. Every shareholder entitled to vote has one vote for each share held unless otherwise provided in our Articles. Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in accordance with our Articles. Our Articles permit the appointment of proxies by our shareholders to be notified to us electronically, when permitted by our directors. Abstentions, including persons indicating a vote to be withheld, blank votes and broker non-votes will not be counted for the purposes of establishing the number of votes cast for the purposes of determining whether an ordinary resolution (requiring a simple majority of votes cast) or a special resolution (requiring the support of 75% of votes cast) has been approved.
Treasury shares will not be entitled to vote at general meetings of shareholders.
Action by Written Consent
	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent to the action is signed by stockholders holding at least a majority of the voting power. If a different proportion of voting power is required for an action at a meeting, then that proportion of written consents is also required.	Our Articles provide that shareholder resolutions are to be adopted by way of poll at meetings and shareholders are not permitted to pass resolutions by unanimous written consent.

	Delaware	Ireland
Derivative or Other Suits

Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. Generally, a person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction that is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf if a wrong committed against us would otherwise go unredressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (1) that a company is entitled to the relief claimed and (2) that the action falls within one of the five exceptions derived from case law, as follows:

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where an ultra vires or illegal act is perpetrated;

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where more than a bare majority is required to ratify the "wrong" complained of;

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where the shareholders' personal rights are infringed;

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where a fraud has been perpetrated upon a minority by those in control; and

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where the justice of the case requires a minority to be permitted to institute proceedings.

Irish law also permits shareholders of a company to bring proceedings against that company where its affairs are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. The court can grant any relief it sees fit and the usual remedy is the purchase or transfer of the shares of any shareholder.

	Delaware	Ireland
Business Combinations with Interested Shareholders

Under Delaware law, with limited exceptions, a merger, consolidation or sale of all or substantially all of the assets of a Delaware corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon. However, Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless, among other exceptions, such transactions are approved by the board of directors before such interested stockholder became such.

Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company's property and assets, however, our Articles provide that the affirmative vote of the holders of a majority of our outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of our property or assets.

Our Articles also include a provision similar to Section 203 of the DGCL, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

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our board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

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upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

▪

the business combination is approved by our board of directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

A "business combination" is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An "interested shareholder" is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.

	Delaware	Ireland
Appraisal Rights	Under Delaware law, holders of shares of any class or series of stock of a constituent corporation in a merger or consolidation have the right, in certain circumstances, to dissent from such merger or consolidation by demanding payment in cash for their shares equal to the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, as determined by a court in an action timely brought by the corporation or the dissenters. Delaware law grants dissenters appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock, regardless of the number of shares being issued. No appraisal rights are available for shares of any class or series of stock that are listed on a national securities exchange or held of record by more than 2,000 holders, unless the agreement of merger or consolidation requires the holders thereof to accept for such shares anything other than: shares of stock of the surviving corporation; shares of stock of another corporation, which shares of stock are either listed on a national securities exchange or held of record by more than 2,000 holders; cash in lieu of fractional shares of the stock described in the first two points above; or some combination of the above.	Generally, under Irish law, shareholders of an Irish company do not have dissenters' or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008, as amended, governing the merger of an Irish company limited by shares such as the Company and a company incorporated in the EEA, a shareholder (1) of the non-surviving company who voted against the special resolution approving the merger or (2) of a company in which 90% of the shares are held by the other party to the merger, has the right in certain circumstances to request that the successor company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.
In addition, appraisal rights are not available for stockholders of a surviving corporation in a merger if the merger did not require the vote of the stockholders of the surviving corporation.
Amendments of Constituent Documents
Under Delaware law, a corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification, subdivision, combination or cancellation.
Irish companies may only alter their memorandum and articles of association by a resolution of shareholders approved by 75% of the votes cast at a general meeting. An Irish company is not permitted to opt out of this requirement.

	Delaware	Ireland
The board of directors must adopt a resolution setting forth the amendment proposed, declaring its advisability and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders. A majority of the outstanding shares entitled to vote thereon and a majority of the outstanding shares of each class entitled to vote thereon as a class must vote in favor of the amendment.

The holders of the outstanding shares of a class must be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.
Dissolution and Winding Up
Upon the dissolution of a Delaware corporation, after satisfaction of the claims of creditors, the assets of that corporation would be distributed to stockholders in accordance with their respective interests, including any rights a holder of shares of preference shares may have to preferred distributions upon dissolution or liquidation of the corporation.
The rights of our shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our Articles or the terms of any preferred shares we issue from time to time. The holders of our preferred shares in particular may have the right to priority in the event of our dissolution or winding up. If our Articles contain no specific provisions in respect of dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to our shareholders in proportion to the paid-up nominal value of the shares held. Our Articles provide that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Delaware	Ireland
We may be dissolved and wound up at any time by way of a shareholders' voluntary winding up or a creditors' winding up. In the case of a shareholders' voluntary winding up, a special resolution of shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns. We may also be dissolved by the Director of Corporate Enforcement in Ireland where our affairs have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that we should be wound up.
Enforcement of Judgment Rendered by U.S. Court	A judgment for the payment of money rendered by a court in the United States based on civil liability generally would be enforceable elsewhere in the United States.	A judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the U.S. judgment may be deemed to be enforceable in Ireland:

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the U.S. judgment must be for a definite sum;

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the U.S. judgment is not directly or indirectly for the payment of taxes or other charges of a like nature or a fine or other penalty, for example, punitive or exemplary damages;

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the U.S. judgment must be final and conclusive;

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the Irish proceedings were commenced within the relevant limitation period;

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the U.S. judgment must be provided by a court of competent jurisdiction, as determined by Irish law; and

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the U.S. judgment remains valid and enforceable in the U.S. court in which it was obtained.

An Irish court will also exercise its right to refuse judgment if the U.S. judgment was obtained by fraud, violated Irish public policy, is in breach of natural justice or is irreconcilable with an earlier foreign judgment.

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per ordinary share and the as adjusted net tangible book value per ordinary share immediately after this offering.

At June 30, 2020, we had a net tangible book value of approximately $18.0 million, corresponding to a net tangible book value of $0.33 per ordinary share, based upon 54,355,957 ordinary shares outstanding as of that date. Net tangible book value per ordinary share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by the total number of our ordinary shares outstanding at such date.

After giving effect to the sale of 11,111,111 ordinary shares in this offering at the offering price of $2.25 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $41.1 million, or $0.63 per ordinary share. This amount represents an immediate increase in as adjusted net tangible book value of $0.30 per share to our existing shareholders, and an immediate dilution in adjusted net tangible book value of $1.62 per share to new investors purchasing shares of ordinary shares in this offering.

Dilution in net tangible book value per share represents the difference between the amount per share of our ordinary shares paid by purchasers in this offering and the as adjusted net tangible book value per ordinary share after this offering. The following table illustrates this dilution:

Public offering price per share		$2.25
Historical net tangible book value per share as of June 30, 2020	$0.33
Increase in net tangible book value per share attributable to new investors purchasing ordinary shares in this offering	0.30

As adjusted net tangible book value per share after giving effect to this offering		0.63

Dilution per share to new investors purchasing ordinary shares in this offering		$1.62

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of the underwriters' option to purchase up to an additional 1,666,666 ordinary shares within 30 days of the date of this prospectus supplement. If the underwriters exercise in full their option to purchase additional shares, the as adjusted net tangible book value per ordinary share after giving effect to the offering would be $0.67 per ordinary share, the increase in the net tangible book value per ordinary share to existing shareholders would be $0.34 per ordinary share and the dilution to new investors would be $1.58 per ordinary share.

The number of ordinary shares shown above to be outstanding after this offering is based on 54,355,957 ordinary shares outstanding as of June 30, 2020, and excludes:

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  10,499,222 ordinary shares issuable upon the exercise of stock options outstanding as of June 30, 2020, with a weighted-average exercise price of $5.28 per ordinary share;

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  7,100,643 ordinary shares issuable upon the exercise of warrants outstanding as of June 30, 2020, with a weighted-average exercise price of $4.06 per ordinary share;

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  1,090,300 ordinary shares issuable upon the vesting of 1,090,300 restricted stock units outstanding as of June 30, 2020;

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  71,029 ordinary shares reserved for future issuance under our Non-Employee Director Equity Compensation Plan as of June 30, 2020;

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  332,429 ordinary shares reserved for future issuance under our 2015 Equity Compensation Plan as of June 30, 2020;

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  1,373,903 ordinary shares reserved for future issuance under our 2017 Inducement Plan as of June 30, 2020;

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  shares issuable upon the conversion of up to $3.0 million of the aggregate principal amount of any loans outstanding under the term loan agreement with Avenue, at Avenue's discretion, at a price per share equal to the lower of (a) $2.24, or (b) 20% above the effective price of any bona fide equity financing prior to December 31, 2020;

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  18,000 ordinary shares issuable upon the exercise of stock options outstanding, which were granted after June 30, 2020 with a weighted average exercise price of $3.99 per ordinary share;

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  315,000 ordinary shares issuable upon the vesting of 315,000 restricted stock units outstanding, which were granted after June 30, 2020; and

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  1,400,000 ordinary shares issued under our Equity Distribution Agreement with JMP Securities LLC since June 30, 2020.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity securities or convertible debt, your ownership will be further diluted.

To the extent that any outstanding options or warrants are exercised, outstanding restricted stock units vest, new options or restricted stock units are issued under our share-based compensation plans or we are required to issue additional warrants to Avenue, pursuant to the terms of our term loan agreement with Avenue, there will be further dilution to investors participating in this offering.

TAXATION

The following summary contains a description of the material Irish and U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant. The summary is based upon the tax laws of Ireland and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

The tax consequences to you of an investment in our ordinary shares will depend, in part, on your own tax circumstances. You are urged to consult with your own tax advisor about the federal, state, local and foreign tax consequences particular to your circumstances.

Irish Tax Considerations

Scope of Discussion

The following is a summary of the material Irish tax considerations applicable to certain investors who are the beneficial owners of our ordinary shares. This summary is based on existing Irish tax law and our understanding of the practices of the Irish Revenue Commissioners in effect on the date of this prospectus supplement. Legislative, administrative or judicial changes may modify the tax consequences described in this summary, possibly with retroactive effect. Furthermore, we can provide no assurances that the tax consequences contained in this summary will not be challenged by the Irish Revenue Commissioners or will be sustained by an Irish court if they were to be challenged.

This summary does not constitute tax advice and is intended only as a general guide. This summary is not exhaustive and shareholders should consult their own tax advisers about the Irish tax consequences (and the tax consequences under the laws of other relevant jurisdictions), which may arise as a result of being a shareholder in our company including the acquisition, ownership and disposal of our ordinary shares. Furthermore, this summary applies only to shareholders who will hold our ordinary shares as capital assets and does not apply to all categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes, pension funds or shareholders who have, or who are deemed to have, acquired their shares by virtue of an office or employment performed or carried on in Ireland.

Irish Tax on Chargeable Gains

Non-Resident Shareholders

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

Shareholders who are not residents or ordinarily residents in Ireland for Irish tax purposes should not be liable to Irish tax on chargeable gains realized on a disposal of our ordinary shares unless such shares are used, held or acquired for the purpose of a trade or business carried on by such a shareholder in Ireland through a branch or an agency.

A shareholder who is an individual and who is temporarily not resident in Ireland may, under Irish anti-avoidance legislation, still be liable to Irish tax on any chargeable gain realized on a disposal of our ordinary shares during the period in which the individual is a non-resident.

Irish Dividend Withholding Tax

Our company does not anticipate paying dividends for the foreseeable future. However, if in the future we were to pay a dividend or make a distribution to our shareholders, that distribution may be subject to dividend withholding tax, or DWT, at the standard rate of Irish income tax (currently 25%) unless one of the exemptions described below applies.

For DWT and Irish income tax purposes, a dividend includes any distribution made to shareholders, including cash dividends, non-cash dividends and any additional shares taken in lieu of a cash dividend. Where an exemption from DWT does not apply in respect of a distribution made to a particular shareholder, we are responsible for withholding DWT at source in respect of the distributions made and remitting the tax withheld to the Irish Revenue Commissioners.

General Exemptions

Certain shareholders, both individual and corporate, are entitled to an exemption from DWT. In particular, dividends paid to a non-Irish resident shareholder will not be subject to DWT where the shareholder is beneficially entitled to the dividend and is:

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  an individual shareholder that is resident for tax purposes in a "relevant territory" (including the United States) and the individual is neither resident nor ordinarily resident in Ireland;

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  a corporate shareholder that is resident for tax purposes in a "relevant territory" (including the United States), and is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

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  a corporate shareholder that is not resident for tax purposes in Ireland and that is ultimately controlled, directly or indirectly, by persons resident in a "relevant territory" (including the United States) and who is not controlled, directly or indirectly, by persons who are not resident in a "relevant territory";

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  a corporate shareholder that is not a resident for tax purposes in Ireland and whose principal class of shares, or those of its 75% direct or indirect parent, is substantially and regularly traded on a stock exchange in Ireland, on a recognized share exchange in a "relevant territory" or on such other share exchange as may be approved by the Irish Minister for Finance; or

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  a corporate shareholder that is not resident for tax purposes in Ireland and is wholly-owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized share exchange in a "relevant territory" or on such other share exchange as may be approved by the Irish Minister for Finance;

and provided, in all cases noted above (but subject to "Shares Held by U.S. Resident Shareholders" below), Strongbridge Biopharma plc or, in respect of Strongbridge Biopharma plc shares held through a Depositary Trust Company, or DTC, any qualifying intermediary appointed by Strongbridge Biopharma plc, has received from the shareholder, where required, the relevant Irish DWT declaration forms prior to the payment of the dividend. In practice, in order to ensure sufficient time to process the receipt of relevant Irish DWT declaration forms, the Strongbridge Biopharma plc shareholder where required should furnish the relevant Irish DWT declaration forms to:

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  its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by Strongbridge Biopharma plc) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker) if its shares are held through DTC; or

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  Strongbridge Biopharma plc's transfer agent at least seven business days before the record date for the dividend if its shares are held outside of DTC.

A list of "relevant territories" for the purposes of DWT (as of the date of this prospectus supplement), is set forth below and this list is subject to change:

Albania	Denmark	Japan	Norway	Switzerland
Armenia	Egypt	Kazakhstan	Pakistan	Thailand
Australia	Estonia	Republic of Korea	Panama	Turkey
Austria	Ethiopia	Kuwait	Poland	Ukraine
Bahrain	Finland	Latvia	Portugal	United Arab Emirates
Belarus	France	Lithuania	Qatar	United Kingdom
Belgium	Georgia	Luxembourg	Romania	United States of America
Bosnia and Herzegovina	Germany	Macedonia	Russia	Uzbekistan
Botswana	Ghana	Malaysia	Saudi Arabia	Vietnam
Bulgaria	Greece	Malta	Serbia	Zambia
Canada	Hong Kong	Mexico	Singapore
Chile	Hungary	Moldova	Slovak Republic
China	Iceland	Montenegro	Slovenia
Croatia	India	Morocco	South Africa
Cyprus	Israel	Netherlands	Spain
Czech Republic	Italy	New Zealand	Sweden

It is the responsibility of each individual shareholder to determine whether or not they are a "resident" for tax purposes in a "relevant territory."

Irish DWT declaration forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html. The information on such website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement.

Prior to paying any future dividend, our company will enter into an agreement with an institution which is recognized by the Irish Revenue Commissioners as a "qualifying intermediary" and which satisfies the requirements for dividends to be paid to certain shareholders free from DWT where such shareholders hold their shares through DTC, as described below. The agreement will generally provide for certain arrangements relating to distributions in respect of those shares that are held through DTC, which are referred to as the "deposited securities".. The agreement will provide that the "qualifying intermediary" shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution to be made to holders of the deposited securities, after we deliver or cause to be delivered to the "qualifying intermediary" the cash to be distributed.

We will rely on the information received directly or indirectly from brokers and their transfer agent in determining where shareholders reside and whether they have furnished the required U.S. tax information, as described below, and whether they have provided the required Irish DWT declaration forms. Shareholders who are required to furnish Irish DWT declaration forms in order to receive their dividends without DWT should note that those declarations forms are only valid until 31 December of the fifth year after the year of issue/certification of the forms and new DWT declarations forms must be completed and filed before the expiration of that period to enable the shareholder continue to receive dividends without DWT.

Shares Held by U.S. Resident Shareholders

Dividends paid on our ordinary shares that are owned by residents of the United States should not be subject to DWT, subject to the completion and delivery of the relevant forms to us.

Residents of the United States who hold their shares through DTC should be entitled to receive dividends without DWT provided that the address of the beneficial owner of the shares in the records of the broker holding such shares is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by us). We would strongly recommend that such shareholders ensure that their information has been properly recorded by their brokers so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by us.

Residents of the United States who hold their shares outside of DTC will be entitled to receive dividends without DWT provided that the shareholder has completed the relevant Irish DWT declaration form and this declaration form remains valid. Such shareholders must provide the relevant Irish DWT declaration form to our transfer agent at least seven business days before the record date of the dividend payment to which they are entitled. We would strongly recommend that such shareholders complete the relevant Irish DWT declaration form and provide them to our transfer agent as soon as possible after acquiring shares in our company.

If a U.S. resident shareholder is entitled to an exemption from DWT, but receives a dividend subject to DWT, that shareholder may be entitled to claim a refund of DWT from the Irish Revenue Commissioners, subject to certain time limits and provided the shareholder is beneficially entitled to the dividend.

Shares Held by Residents of "Relevant Territories" Other Than the United States

Shareholders who are residents of "relevant territories" other than the United States, and who are entitled to one of the exemptions from DWT referred to above under the heading "General Exemptions", must complete the relevant Irish DWT declaration form in order to receive dividends without DWT.

Shareholders must provide the relevant Irish DWT declaration form to their brokers so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by us before the record date of the dividend to which they are entitled, in the case of shares held through DTC, or to our transfer agent at least seven business days before such record date, in the case of shares held outside of DTC. We would strongly recommend that such shareholders complete the relevant Irish DWT declaration form and provide that form to their brokers or our transfer agent as soon as possible after acquiring shares in our company.

If a shareholder who is resident in a "relevant territory" and is entitled to an exemption from DWT receives a dividend subject to DWT, that shareholder may be entitled to claim a refund of DWT from the Irish Revenue Commissioners, subject to certain time limits and provided the shareholder is beneficially entitled to the dividend.

Notwithstanding the foregoing, the General Exemptions from DWT referred to above do not apply to an individual shareholder that is resident or ordinarily resident in Ireland or to a corporate entity that is resident in Ireland or that is under the control, whether directly or indirectly, of a person or persons who is or who are resident in Ireland. However, other exemptions from DWT may still be available to such shareholder.

In addition, it may also be possible for certain shareholders to rely on a double tax treaty to limit the applicable DWT.

Shares Held by Other Persons

A shareholder that does not fall within one of the categories specifically mentioned above may nonetheless fall within other exemptions from DWT provided that the shareholder has completed the relevant Irish DWT declaration form and this declaration form remains valid.

If any such shareholder is exempt from DWT but receives a dividend subject to DWT, that shareholder may be entitled to claim a refund of DWT from the Irish Revenue Commissioners, subject to certain time limits.

Distributions paid in respect of our shares held through DTC that are owned by a partnership formed under the laws of a "relevant territory" and where all the underlying partners are resident in a "relevant territory" will be entitled to exemption from DWT if all of the partners complete the appropriate Irish DWT declaration forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by us) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the shareholder by the broker) If any partner is not a resident of a "relevant territory", no part of the partnership's position is entitled to exemption from DWT.

Income Tax on Dividends Paid

Irish income tax may arise for certain shareholders in respect of any dividends received from us.

Non-Irish Resident Shareholders

A shareholder that is not resident or ordinarily resident in Ireland for Irish tax purposes and who is entitled to an exemption from DWT generally has no liability to Irish income tax or other similar charges with respect to any dividends received from us. An exception to this position may apply where a shareholder holds our ordinary shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder that is not resident or ordinarily resident in Ireland for Irish tax purposes and who is not entitled to an exemption from DWT generally has no additional liability to Irish income tax or other similar charges on any dividends received from us. In these circumstances, the shareholder's liability to Irish tax is effectively limited to the amount of DWT withheld by us. An exception to this position may apply where a shareholder holds our ordinary shares through a branch or an agency in Ireland through which a trade is carried on.

Capital Acquisitions Tax

Capital acquisitions tax, or CAT, consists principally of gift tax and inheritance tax. A gift or inheritance of our ordinary shares, including where such shares are held in DTC, may attract a charge to CAT irrespective of the place of residence, ordinary residence or domicile of the transferor or the transferee of the shares. This is because a charge to CAT may arise on a gift or inheritance which comprises of property situated in Ireland. Our ordinary shares are regarded as property situated in Ireland for CAT purposes because our share register must be retained in Ireland. The person who receives the gift or inheritance is primarily liable for any CAT that may arise.

CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT, as are gifts to certain charities. Shareholders should consult their own tax advisers as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

Irish Stamp Duty

The rate of Irish stamp duty, where applicable, on the transfer of shares in an Irish incorporated company is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where a charge to Irish stamp duty applies it is generally a liability for the transferee. However, in the case of a gift or transfer at less than fair market value, all parties to the transfer are jointly and severally liable. Irish stamp duty may, depending on the manner in which our ordinary shares are held, be payable in respect of the transfer of our ordinary shares.

Shares held through DTC

On the basis that most of our shares are expected to be held through DTC, or through brokers who hold shares on behalf of their customers through DTC, the transfer of such shares should be exempt from Irish stamp duty based on established practice of Irish Revenue Commissioners. We received written confirmation from the Irish Revenue Commissioners on June 22, 2015 that a transfer of our shares held through DTC and transferred by means of a book-entry interest would be exempt from Irish stamp duty.

Shares Held Outside of DTC or Transferred Into or Out of DTC

A transfer of our ordinary shares where any of the parties to the transfer hold the shares outside of DTC may be subject to Irish stamp duty. A shareholder should be entitled to transfer our ordinary shares into, or out of, DTC without giving rise to Irish stamp duty provided (1) there is no change in beneficial ownership of the shares and (2) the transfer into, or out of, DTC, is not effected in contemplation of a subsequent sale of such shares by the beneficial owner to a third party.

To avoid Irish stamp duty on transfers of our ordinary shares any directly registered shareholder may wish to consider opening a broker account, and any person who wishes to acquire our ordinary shares may wish to consider holding such shares through DTC.

DTC Requirement

In order for DTC, Cede & Co. and National Securities Clearing Corporation, or NSCC, which provides clearing services for securities that are eligible for the depository and book-entry transfer services provided by DTC and registered in the name of Cede & Co., which entities are referred to collectively as the DTC Parties, to agree to provide services with respect to our ordinary shares, we have entered into a composition agreement with the Irish Revenue Commissioners under which we have agreed to pay or procure the payment of any obligation for any Irish stamp duty or similar Irish transfer or documentary tax with respect to our ordinary shares, on (1) transfers to which any of the DTC Parties is a party or (2) which may be processed through the services of any of the DTC Parties and the DTC Parties have received confirmation from the Irish Revenue Commissioners that during the period that such composition agreement remains in force, the DTC Parties shall not be liable for any Irish stamp duty with respect to our ordinary shares.

In addition, to assure the DTC Parties that they will not be liable for any Irish stamp duty or similar Irish transfer or documentary tax with respect to our ordinary shares under any circumstances, including as a result of a change in applicable law, and to make other provisions with respect to our ordinary shares required by the DTC Parties, we and our transfer agent have entered into a Special Eligibility Agreement for Securities with DTC, Cede & Co. and NSCC, or the DTC Eligibility Agreement.

The DTC Eligibility Agreement provides for certain indemnities of the DTC Parties by us and Computershare, Inc. (as to which we indemnify Computershare, Inc.) and provides that DTC may impose a global lock on our ordinary shares or otherwise limit transactions in the shares, or cause the shares to be withdrawn, and NSCC may, in its sole discretion, exclude our ordinary shares from its continuous net settlement service or any other service, and any of the DTC Parties may take other restrictive measures with respect to our ordinary shares as it may deem necessary and appropriate, without any liability on the part of any of the DTC Parties, (1) at any time that it may appear to any of the DTC Parties, in any such party's sole discretion, that to continue to hold or process transactions in our ordinary shares will give rise to any Irish stamp duty or similar Irish transfer or documentary tax liability with respect to our ordinary shares on the part of any of the DTC Parties or (2) otherwise as DTC's rules or NSCC's rules provide.

Notwithstanding our entry into a composition agreement with the Irish Revenue Commissioners and the indemnities given pursuant to the DTC Eligibility Agreement, any stamp duty liability resulting from a transfer of our shares will be for the "accountable person" under Irish law (generally the transferee) and, to the extent we or a subsidiary of our company discharges such liability, on any transferee's behalf, we will seek payment or reimbursement of such liability.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a discussion of certain material U.S. federal income tax considerations to U.S. Holders (as defined below) of owning and disposing of our ordinary shares, but it does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person's decision to acquire our ordinary shares. This discussion applies only to a U.S. Holder that holds ordinary shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of the U.S. Holder's particular circumstances, including alternative minimum tax consequences and the Medicare net investment income tax, any state or local tax considerations, any U.S. federal gift, estate or generation-skipping transfer tax consequences and tax consequences applicable to U.S. Holders subject to special rules, such as:

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  certain financial institutions;

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  brokers;

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  dealers or traders in securities who use a mark-to-market method of tax accounting;

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  real estate investment trusts;

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  insurance companies;

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  persons holding ordinary shares as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the ordinary shares;

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  regulated investment companies;

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  persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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  entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes, including persons that will hold our ordinary shares through such an entity;

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  tax-exempt entities, including an "individual retirement account" or "Roth IRA;"

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  persons that own, directly, indirectly or through attribution, ten percent or more of our voting power or value;

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  persons that are U.S. expatriates;

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  persons subject to section 451(b) of the Code;

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  persons who acquired our ordinary shares pursuant to the exercise of an employee stock option or otherwise as compensation; or

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  persons holding shares in connection with a trade or business conducted outside of the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax consequences relating to an investment in the ordinary shares will depend in part upon the status and activities of such entity or arrangement and the particular partners thereof. Any such entity or arrangement, and partners in such entities or arrangements, should consult their tax advisers as to their particular U.S. federal income tax consequences of holding and disposing of the ordinary shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions, and final, temporary and proposed U.S. Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

As used in this discussion, a "U.S. Holder" is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares who is:

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  an individual who is a citizen or resident of the United States;

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  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

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  an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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  a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of ordinary shares in their particular circumstances.

Passive Foreign Investment Company Rules

In general, a non-U.S. corporation will be considered a passive foreign investment company, or a PFIC, for any taxable year in which (1) 75% or more of its gross income consists of passive income or (2) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes, among other things, dividends, interest, rents, royalties and certain gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income.

Our status as a PFIC will depend on the nature and composition of our income and the nature, composition and value of our assets (which will generally be determined based on the fair market value of each asset, with the value of goodwill and going concern value being determined in large part by reference to the market value of the ordinary shares, which may be volatile). Based on an analysis of the value of our assets, including any goodwill, and the nature and composition of our income, we believe that we were not a PFIC for our taxable year ending December 31, 2019 and that we will not be classified as a PFIC for our current taxable year ending December 31, 2020. We note, however, that our determination is not binding on the Internal Revenue Service, and it is possible that the Internal Revenue Service will take the position that we are properly classified as a PFIC in either or both such years. In addition, we may be classified as a PFIC in future taxable years. We must determine our PFIC status annually based on tests which are factual in nature, and our status will depend on our income, assets and activities each year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, the U.S. Holder could be liable for additional taxes and interest charges under the PFIC "excess distribution" regime upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder's holding period for the ordinary shares, and (ii) any gain recognized on a sale, exchange or other disposition, including a pledge, of the ordinary shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder's holding period for the ordinary shares. The amounts allocated to the taxable year in which the distribution occurs or the gain is recognized and to years before we became a PFIC will be taxed as ordinary income. The amounts allocated to each other taxable year will be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, applicable to ordinary income, and an interest charge will be imposed on the tax attributable to the allocated amounts.

If we are a PFIC for any year during which a U.S. Holder holds ordinary shares, we generally will continue to be treated as a PFIC with respect to the holder for all succeeding years during which the U.S. Holder holds ordinary shares, even if we cease to meet the threshold requirements for PFIC status, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a "deemed sale" election with respect to the ordinary shares. U.S. Holders should consult their tax advisers regarding the potential availability of a "deemed sale" election that would allow them to eliminate this continuing PFIC status under certain circumstances.

If we are a PFIC for any taxable year during which a U.S. Holder holds ordinary shares, and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower tier PFIC and on gain from the disposition of shares of the lower tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If the ordinary shares are "regularly traded" on a "qualified exchange," a U.S. Holder may make a mark-to-market election that would result in tax treatment different from the general tax treatment for PFICs described above. The ordinary shares will be treated as "regularly traded" in any calendar year in which more than a de minimis quantity of the ordinary shares is traded on a qualified exchange on at least 15 days during each calendar quarter. The ordinary shares are listed on the Nasdaq Global Select Market, which is a qualified exchange for this purpose. U.S. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income for each taxable year of the U.S. Holder, the excess of the fair market value of the ordinary shares held at the end of such taxable year over the adjusted tax basis of such ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder's tax basis in ordinary shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to ordinary shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any of our lower-tier PFICs as described above, notwithstanding the U.S. Holder's mark-to-market election for the ordinary shares. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances.

Alternatively, a U.S. Holder can make an election, if we provide the necessary information, to treat us and each lower-tier PFIC as a qualified electing fund, a QEF Election, in the first taxable year that we are treated as a PFIC with respect to the U.S. Holder. A U.S. Holder must make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 for each PFIC to the U.S. Holder's timely filed U.S. federal income tax return. U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that we are a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their ordinary shares. Further, no assurance can be given that such QEF information will be available for any lower-tier PFICs. Each U.S. Holder should consult its own tax advisers regarding the availability of, and procedure for making, a QEF Election.

If a U.S. Holder makes a QEF Election with respect to a PFIC, the holder will be taxed on a current basis on its pro rata share of the PFIC's ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and for which the QEF election is in place and properly maintained. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder's income under the QEF Election would not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its ordinary shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the ordinary shares that is not included in the U.S. Holder's income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of ordinary shares in an amount equal to the difference between the amount realized and the U.S. Holder's adjusted tax basis in the ordinary shares. U.S. Holders should note that if they make QEF Elections with respect to us and lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their ordinary shares for any taxable year significantly in excess of any cash distributions received on the shares for such taxable year. U.S. Holders should consult their tax advisers regarding making QEF Elections in their particular circumstances.

If we are a PFIC for any taxable year during which a U.S. Holder holds ordinary shares, such U.S. Holder would be required to file an annual information report with such U.S. Holder's U.S. Federal income tax return on IRS Form 8621.

U.S. Holders should consult their tax advisers concerning our PFIC status and the tax considerations relevant to an investment in a PFIC.

Taxation of Distributions

Subject to the PFIC rules described above, a U.S. Holder that receives distributions on ordinary shares, other than certain pro rata distributions of ordinary shares, will be required to include the gross amount of such distributions (before reduction for any amounts withheld in respect of French withholding tax) in income as a dividend when actually or constructively received to the extent of the U.S. Holder's pro rata share of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of earnings and profits will be nontaxable to the U.S. Holder to the extent of, and will be applied against and reduce (but not below zero), the U.S. Holder's adjusted tax basis in the ordinary shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. Holder as described below under "Sale or other Disposition of Ordinary Shares." However, because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. The amount of any dividend income paid in Euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of actual or constructive receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of actual or constructive receipt, which foreign currency gain or loss will be "U.S. source" ordinary income or loss.

Dividends paid by a "qualified foreign corporation" are eligible for taxation to non-corporate U.S. Holders at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met, including holding period and the absence of certain risk reduction transaction requirements. A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ordinary shares that are readily tradable on an established securities market in the United States. The ordinary shares will be treated as readily tradable on an established securities market in the United States if they are listed on Nasdaq Global Select Market, which we intend them to be. However, if we are classified as a PFIC for the taxable year in which we pay a dividend or the prior taxable year, we will not be treated as a foreign qualified corporation and the preferential tax rate with respect to dividends paid to certain non-corporate U.S. Holders would not apply. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to the ordinary shares.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder's circumstances, Irish income taxes withheld from dividends on ordinary shares may be creditable against the U.S. Holder's U.S. federal income tax liability. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including the Irish tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

U.S. Holders should consult their tax advisers concerning the tax impact of the receipt of distributions from us.

Sale or Other Disposition of Ordinary Shares

Subject to the PFIC rules described above, for U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of ordinary shares will be capital gain or loss, and will be long-term capital gain or loss if, on the date of the sale or other disposition, the U.S. Holder held the ordinary shares for more than one year. The amount of the gain or loss will equal the difference between the amount realized by the U.S. Holder on the disposition (i.e., the amount of cash plus the fair market value of any other property received) and the U.S. Holder's tax basis in the ordinary shares disposed of in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gains at preferential rates. The deductibility of capital losses is subject to limitations.

Net Investment Income Tax

U.S. Holders that are individuals or estates or trusts that do not fall into a special class of trusts that is exempt from such tax, will be required to pay an additional 3.8% tax on the lesser of (1) the U.S. Holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between US $125,000 and US $250,000, depending on the individual's circumstances). A U.S. Holder's "net investment income" will generally include, among other things, dividends and capital gains. Such tax will apply to dividends and to capital gains from the sale or other disposition of the ordinary shares, unless derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Special rules apply and certain elections are available for certain U.S. Holders that are subject to the 3.8% tax on net investment income and hold shares in a PFIC. Potential investors should consult with their own tax advisers regarding the application of the net investment income tax to them as a result of their investment in our ordinary shares.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (1) the U.S. Holder is a corporation or other exempt recipient or (2) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against such holder's U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS and furnishing any required information in a timely manner. U.S. Holders of ordinary shares should consult their tax advisers regarding the application of the U.S. information reporting and backup withholding rules.

Information With Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under proposed regulations, certain entities) may be required to report information relating to an interest in our ordinary shares on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding the effect, if any, of this requirement on their ownership and disposition of the ordinary shares.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, among us and Jefferies LLC and Stifel, Nicolaus & Company, Incorporated, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of ordinary shares shown opposite its name below:

Underwriter	Number of Ordinary Shares
Jefferies LLC	5,000,000
Stifel, Nicolaus & Company, Incorporated	3,888,889
JMP Securities LLC	1,111,111
Oppenheimer & Co. Inc.	1,111,111

Total	11,111,111

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the ordinary shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the ordinary shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the ordinary shares, that you will be able to sell any of the ordinary shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the ordinary shares subject to their acceptance of the ordinary shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.081 per ordinary share. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional ordinary shares.

	Per Ordinary Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$2.25	$2.25	$25,000,000	$28,749,998
Underwriting discounts and commissions paid by us	$0.135	$0.135	$1,500,000	$1,725,000
Proceeds to us, before expenses	$2.115	$2.115	$23,500,000	$27,024,998

We have also agreed to pay MTS Health Partners, LP, or MTS, a fee of $250,000 for financial advisory services provided to us in respect of this offering. MTS is not acting as an underwriter in this offering.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $385,000 (including the fee to MTS described above).

Listing

Our ordinary shares is listed on the Nasdaq Global Select Market under the trading symbol "SBBP".

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 1,666,666 ordinary shares from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional ordinary shares proportionate to that underwriter's initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We and our officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

  ▪
  sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended,

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  otherwise dispose of any ordinary shares, options or warrants to acquire ordinary shares or securities exchangeable or exercisable for or convertible into ordinary shares currently or hereafter owned either of record or beneficially, or

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  publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus without the prior written consent of Jefferies LLC and Stifel, Nicolaus & Company, Incorporated.

This restriction terminates after the close of trading of the ordinary shares on and including the 90th day after the date of this prospectus supplement.

Jefferies LLC and Stifel, Nicolaus & Company, Incorporated may, in their sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our officers and directors who will execute a lock-up agreement, providing consent to the sale of ordinary shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the ordinary shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either "covered" short sales or "naked" short sales.

"Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares of our ordinary shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ordinary shares in the open market. In determining the source of ordinary shares to close out the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the option to purchase additional ordinary shares.

"Naked" short sales are sales in excess of the option to purchase additional ordinary shares. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of ordinary shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the ordinary shares. A syndicate covering transaction is the bid for or the purchase of ordinary shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the ordinary shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our ordinary shares on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of ordinary shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters' web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. We entered into an equity distribution agreement with JMP Securities LLC on April 28, 2017 for the sale of up to $40 million of our ordinary shares through JMP Securities LLC, acting as our sales agent. As of the date of this prospectus, we have sold approximately $14 million in ordinary shares pursuant to this agreement. Accordingly, JMP Securities LLC has received and may in the future receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Australia

This prospectus is not a disclosure document for the purposes of Australia's Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

  ▪
  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

  ▪
  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

  ▪
  a person associated with the Company under Section 708(12) of the Corporations Act; or

  ▪
  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

Resale Restrictions

The distribution of our ordinary shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the ordinary sharesin Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing ordinary shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  ▪
  the purchaser is entitled under applicable provincial securities laws to purchase the ordinary shares without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106 — Prospectus Exemptions,

  ▪
  the purchaser is a "permitted client" as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

  ▪
  where required by law, the purchaser is purchasing as principal and not as agent, and

  ▪
  the purchaser has reviewed the text above under "— Resale Restrictions."

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of our ordinary shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the ordinary shares in their particular circumstances and about the eligibility of the ordinary shares for investment by the purchaser under relevant Canadian legislation.

European Economic Area and the United Kingdom

In relation to each member state of the European Economic Area and the United Kingdom, or each, a Relevant State, an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant State except that an offer to the public in that Relevant State of any securities may be made at any time under the following exemptions under the Prospectus Regulation:

  ▪
  to any legal entity which is a "qualified investor" as defined in the Prospectus Regulation;

  ▪
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

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  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression "offer to the public" in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the ordinary sharesis directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

MiFID II Product Governance

Any distributor subject to MiFID II that is offering, selling or recommending the ordinary shares is responsible for undertaking its own target market assessment in respect of the ordinary shares and determining its own distribution channels for the purposes of the MiFID product governance rules under Commission Delegated Directive (EU) 2017/593, or the Delegated Directive. Neither we nor the underwriters make any representations or warranties as to a distributor's compliance with the Delegated Directive.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  ▪
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  ▪
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

  ▪
  securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

  ▪
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  ▪
  where no consideration is or will be given for the transfer;

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  where the transfer is by operation of law;

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  as specified in Section 276(7) of the SFA; or

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  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Selling restrictions addressing additional United Kingdom securities laws

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated, each such person being referred to as a "relevant person".

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the ordinary shares and certain other matters of Irish law will be passed upon for us by Arthur Cox, Dublin, Ireland. Certain matters of U.S. federal and New York State law will be passed upon for us by Reed Smith LLP, New York, New York. The underwriters are being represented by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of Strongbridge Biopharma plc at December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, incorporated by reference in this prospectus supplement, the accompanying prospectus and the related registration statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon incorporated elsewhere herein by reference and are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, with respect to the securities offered hereby. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of the documents filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by such reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available, free of charge, on or through our Internet web site (www.strongbridgebio.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed below under the heading "Incorporation of Information by Reference."

Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" in this prospectus supplement and the accompanying prospectus the information that we file with them. This means that we can disclose important information to you in this document by referring you to other filings we have made with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. We are not incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed "filed" with the SEC (including the Current Reports on Form 8-K listed below), unless otherwise specified.

  ▪
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020;

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  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 6, 2020 and August 4, 2020, respectively;

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  Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2020;

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  The Current Reports on Form 8-K filed with the SEC on May 14, 2020, May 20, 2020, July 7, 2020 and September 8, 2020; and

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  The description of our securities contained in our Registration Statement on Form 8-A (File No. 001-37569), filed with the SEC on September 25, 2015 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified, superseded or replaced for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectusmodifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement or the accompanying prospectus. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Stephen Long, Esq.
Chief Legal Officer
Strongbridge Biopharma plc
900 Northbrook Drive, Suite 200
Trevose, PA 19053

You may also access the documents incorporated by reference in this prospectus supplement and the accompanying prospectus through our website www.strongbridgebio.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus s supplement or the accompanying prospectus.

PROSPECTUS

$91,174,535

ORDINARY SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS

        This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $91,174,535 of any combination of the securities described in this prospectus, either individually or in units, less the aggregate dollar amount of all securities previously sold hereunder. We may also offer ordinary shares or preferred shares upon conversion of or exchange for the debt securities; or ordinary shares, preferred shares or debt securities upon the exercise of warrants or rights.

        This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

        Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

        Our ordinary shares are listed on the Nasdaq Global Select Market, under the symbol "SBBP." On March 21, 2018, the last reported sale price of our ordinary shares on the Nasdaq Global Select Market was $8.20 per share.

        Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption "Risk Factors" and in the "Risk Factors" section of our periodic reports filed with the U.S. Securities and Exchange Commission. We may include specific risk factors in supplements to this prospectus under the caption "Risk Factors."

        We are an "emerging growth company" as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 29, 2018

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC"), utilizing a "shelf" registration process. Under this shelf registration process, we may offer ordinary shares, preferred shares, various series of debt securities and/or warrants, or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $91,174,535. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

        The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings "Where You Can Find More Information" and "Incorporation of Information By Reference" before making an investment decision.

        You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

        Other than in the United States, no action has been taken by us or any underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus and in any prospectus supplement we may file constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements relate to future events concerning our business and to our future revenues, operating results and financial condition. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "forecast," "predict," "propose," "potential" or "continue," or the negative of those terms or other comparable terminology.

        Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management's current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading "Risk Factors" and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2017, as well as in our other reports filed on from time to time with the SEC, that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ii

PROSPECTUS SUMMARY

        The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and any related free writing prospectus, and in our most recent filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. When we use the words "the Company," "we," "us," "ours" and "our," we are referring to Strongbridge Biopharma plc.

The Company

        We are a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs.

        Our first commercial product is Keveyis® (dichlorphenamide), the first and only treatment approved by the U.S. Food and Drug Administration, or the FDA, for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis, a group of rare hereditary disorders that cause episodes of muscle weakness or paralysis. Keveyis, for which we hold the U.S. marketing rights, has orphan drug exclusivity status in the United States through August 7, 2022.

        On January 16, 2018, we acquired the U.S. and Canadian rights to Macrilen (macimorelin), our second commercial product, from Aeterna Zentaris Inc. Macrilen is an oral growth hormone secretagogue receptor agonist, and is the first and only oral drug approved by the FDA for the diagnosis of patients with adult growth hormone deficiency, or AGHD.

        In addition to our two commercial products, we have two clinical-stage product candidates for rare endocrine diseases, Recorlev® and veldoreotide. Recorlev (levoketoconazole) is a cortisol synthesis inhibitor currently being studied for the treatment of endogenous Cushing's syndrome. Veldoreotide is a next-generation somatostatin analog being investigated for the treatment of acromegaly, with potential additional applications in Cushing's syndrome and neuroendocrine tumors. Both Recorlev and veldoreotide have received orphan designation from the FDA and the European Medicines Agency.

        Given the well-identified and concentrated prescriber base addressing our target markets, we intend to continue to use a small, focused sales force to market Keveyis, Macrilen and any future products, in the United States, the European Union and other key global markets. We believe that our ability to execute on our strategy is enhanced by the significant commercial and clinical development experience of key members of our management team. [Company to confirm language]

        Since the introduction of our new management team in August 2014, we have been building a rare disease, franchise-based business model focused on expansion through a disciplined in-licensing and acquisition strategy. In pursuit of our growth strategy, we have raised over $275 million in equity and debt financings since December 2014. We will continue to identify and evaluate the acquisition of products and product candidates that would be complementary to our existing rare neuromuscular and endocrine franchises or that would form the basis for new rare disease franchises. We believe this approach will enable us to maximize our commercial potential by further leveraging our existing resources and expertise.

Recent Developments

January 2018 Financing

        On January 30, 2018, we sold 5,000,000 ordinary shares in a public offering, or the January 2018 Financing, at a price to the public of $6.75 per ordinary share for net proceeds of approximately $31.6 million, after deducting underwriting discounts and commissions and offering expenses payable by us. On February 27, 2018, we sold an additional 255,683 ordinary shares to the underwriters of the January 2018 Financing in connection with their partial exercise of the option to purchase additional shares that was granted to them under the underwriting agreement for additional net proceeds of approximately $1.6 million, after deducting underwriting discounts and commissions and offering expenses payable by us.

Acquisition of U.S. and Canadian Rights to Macrilen

        On January 16, 2018, Strongbridge Ireland Limited, or Strongbridge Ireland, one of our wholly-owned subsidiaries, entered into a License and Assignment Agreement, or the License Agreement, with Aeterna Zentaris GmbH, or Licensor, pursuant to which it acquired the U.S. and Canadian rights to Macrilen (macimorelin) from Licensor. The License Agreement provides Strongbridge Ireland with an exclusive license to manufacture and commercialize Macrilen in the United States and Canada, or the Territory, and ownership of all product registrations related to Macrilen in the Territory. Under the terms of the License Agreement, Licensor will remain responsible for a pediatric development program to support regulatory submission for approval, with Strongbridge Ireland sharing oversight and paying for 70% of the cost of the program, or approximately $4 million over a three-year period. We expect to commercially launch Macrilen in mid-year 2018.

        On December 20, 2017, the FDA granted marketing approval for Macrilen, an oral growth hormone secretagogue receptor agonist, to be used in the diagnosis of patients with AGHD. AGHD is a rare disorder for which approximately 40,000 to 60,000 adult growth hormone deficiency assessments are performed each year in the United States. Macrilen has been granted orphan drug designation in the United States and has patents with expiration dates through late 2027.

        Under the terms of License Agreement, Strongbridge Ireland made an upfront payment of $24 million to Licensor and has agreed to pay tiered royalties in the mid-to-high teens as a percentage of net sales as well as certain milestone payments upon FDA approval of a pediatric indication and achievement of pre-determined sales levels.

Amendment to Term Loan Agreement with CRG Servicing LLC

        On January 16, 2018, or the Loan Amendment Effective Date, we and our subsidiaries, Strongbridge U.S. Inc., Strongbridge Ireland, Cortendo AB (publ) and Cortendo Cayman Ltd., entered into an amendment, or the Loan Amendment, to the Term Loan Agreement, dated July 14, 2017, with CRG Servicing LLC, or CRG, as administrative agent and collateral agent, and the lenders named therein, or the Lenders.

        The primary purpose of the Loan Amendment is to increase the total potential borrowing under the Term Loan Agreement from $50 million to $100 million. The Loan Amendment provides for (i) an additional disbursement of $45.0 million (the Second Tranche) to us on the Loan Amendment Effective Date, and (ii) an additional disbursement of $5.0 million (the Fourth Tranche) to us at our election, contingent upon our achievement of certain revenue milestones and a market capitalization condition on or before December 31, 2018, as described in the Loan Amendment. We continue to be eligible to borrow up to an additional $10.0 million (the Third Tranche), contingent upon our achievement of certain revenue milestones on or before June 30, 2018, as previously provided in the Term Loan

Agreement; provided, however, that under the Term Loan Agreement, as amended, the Third Tranche is now subject to a market capitalization condition, as described in the Loan Amendment.

Corporate Information

        The Company, an Irish public limited company, was established on May 26, 2015 under the name Cortendo plc. On September 4, 2015, Cortendo plc changed its name to Strongbridge Biopharma plc.

        Our principal executive offices are located at 900 Northbrook Drive, Suite 200, Trevose, Pennsylvania, 19053 and our telephone number is +1 610-254-9200. For the purposes of Irish law, our registered office is Arthur Cox Building, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

        Our website is www.strongbridgebio.com. The information on, or that can be accessed through, our website is not part of and should not be incorporated by reference into this prospectus.

Implications of Being an "Emerging Growth Company"

        We qualify as an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include:

  •
  exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002;

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  an exemption from the requirement to provide certain executive compensation disclosure;

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  an exemption from the requirement to hold a non-binding advisory vote on executive compensation or to seek shareholder approval of any golden parachute payments not previously approved; and

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  an exemption from any requirements adopted by the Public Oversight Board (PCAOB) requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer.

        We may take advantage of these reduced reporting and other regulatory requirements for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies. We have irrevocably elected not to avail ourselves of this delayed adoption of new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as public companies that are not emerging growth companies. If we choose to take advantage of any of these reduced reporting burdens, the information that we provide shareholders may be different than you might get from other public companies.

RISK FACTORS

        Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

        The ratio of earnings to combined fixed charges and preference dividends for the periods presented is the same as the ratio of earnings to fixed charges since we have no outstanding preferred shares and, therefore, no dividend requirements.

	Year Ended December 31,
	2017		2016		2015		2014		2013
Consolidated ratio of earnings to fixed charges		*		*		*		*		*

        For purposes of calculating the ratios above, earnings consist of net loss from continuing operations before income taxes, plus fixed charges. Fixed charges include an estimate of the interest portion of rent expense which is deemed to be representative of the interest factor.

*
We did not record earnings for any of the years ended December 31, 2017, 2016, 2015, 2014 or 2013. Accordingly, our earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods.

USE OF PROCEEDS

        We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, our internal research and development programs and the development of new programs, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

General Plan of Distribution

        We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed from time to time;

  •
  market prices prevailing at the time of sale;

  •
  prices related to the prevailing market prices; or

  •
  negotiated prices.

        We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

        If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

  •
  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

  •
  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq Global Select Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

        In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL

General

        Our authorized share capital consists of €40,000, divided into 40,000 deferred ordinary shares with a nominal value of €1.00 per share, and $7,000,000, divided into 600,000,000 ordinary shares with a nominal value of $0.01 per share and 100,000,000 preferred shares with a nominal value of $0.01 per share.

        We may issue shares subject to the maximum authorized share capital contained in our Memorandum of Association. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of our shareholders, referred to under Irish law as an "ordinary resolution." Our authorized share capital may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by our shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by shareholders by an ordinary resolution. Accordingly, our Articles of Association, or Articles, authorize our board of directors to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of the adoption of our Articles on September 9, 2015. The authority to issue preferred shares provides us with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing and acquisition transactions or opportunities.

        We may, by ordinary resolution, reduce our authorized share capital in any way. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any manner permitted by the Irish Companies Act.

        As of March 21, 2018, we had 40,000 deferred ordinary shares outstanding, 45,531,827 ordinary shares outstanding and zero preferred shares outstanding. As of March 21, 2018, we also had outstanding options to acquire 8,006,527 ordinary shares of our share capital, having a weighted-average exercise price of $7.33 per share, warrants to purchase an aggregate of 8,803,253 ordinary shares, and 173,400 ordinary shares issuable upon the vesting of restricted stock units.

        The following description of our share capital and certain provisions of our Articles are summaries and are qualified by reference to our Articles.

Deferred Shares

        The authorized and issued share capital includes 40,000 deferred ordinary shares, which are required in order to satisfy statutory minimum capital requirements of an Irish public limited company. The holders of the deferred ordinary shares are not entitled to receive any dividend or distribution, to attend, speak or vote at any general meeting, and have no effective rights to participate in the assets of our Company. The holders of our deferred ordinary shares are not entitled to a vote.

Ordinary Shares

        Under our Articles, each holder of our ordinary shares is entitled to one vote for each ordinary share that he or she holds. Our ordinary shares do not have sinking fund provisions.

Preferred Shares

        Under our Articles, our board of directors is authorized to issue preferred shares on a non-pre-emptive basis, with discretion as to the terms attaching to the preferred shares, including as to voting, dividend and conversion rights and priority relative to other classes of shares with respect to dividends and upon a liquidation. As noted above, this authority extends until five years from the date of the adoption of our Articles on September 9, 2015, at which time it will expire unless renewed by our shareholders.

        Notwithstanding this authority, under the Irish Takeover Rules our board of directors would not be permitted to issue any of our shares, including preferred shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by our shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of our shares carrying voting rights; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

        While we do not have any current specific plans, arrangements or understandings, written or oral, to issue any preferred shares for any purpose, we are continually evaluating our financial position and analyzing the possible benefits of issuing additional debt securities, equity securities, convertible securities or a combination thereof in connection with, among other things: (i) repaying indebtedness; (ii) financing acquisitions; or (iii) strengthening our balance sheet. The availability of preferred shares gives us flexibility to respond to future capital raising, financing and acquisition needs and opportunities without the delay and expense associated with holding an extraordinary general meeting of our shareholders to obtain further shareholder approval.

Preemption Rights

        Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. However, we have opted out of these preemption rights in our Articles as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, our Articles provide that this opt-out will lapse five years after the adoption of our current Articles on September 9, 2015. A special resolution requires not less than 75% of the votes of our shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Strongbridge pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

Dividends

        Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction of capital approved by the Irish High Court without restriction, or a reorganization of capital.

        The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our "relevant financial statements." The "relevant financial statements" will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a "true and fair view" of our unconsolidated financial position and accord with accepted accounting practice.

        The mechanism as to who declares a dividend and when a dividend shall become payable is governed by our Articles. Our Articles authorize our board of directors to declare dividends without shareholder approval to the extent they appear justified by profits lawfully available for distribution. Our board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Our board of directors may direct that the payment be made by distribution of assets, shares or cash, and no dividend issued may exceed the amount recommended by our board of directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in dollars or any other currency.

        Our board of directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to our ordinary shares.

        Our board of directors may also authorize us to issue shares with preferred rights to participate in dividends we declare. The holders of preferred shares may, depending on their terms, rank senior to the ordinary shares in terms of dividend rights or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Bonus Shares

        Under our Articles, our board of directors may resolve to capitalize any amount credited to any reserve, including our undenominated capital, or credited to the profit and loss account, and use such amount for the issuance to shareholders of shares as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Share Repurchases and Redemptions

Overview

        Our Articles provide that any ordinary share that we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish law purposes, the repurchase of ordinary shares by us may technically be effected as a redemption of those shares as described under "—Repurchases and Redemptions." If our Articles did not contain such provision, repurchases by us would be subject to many of the same rules that apply to purchases of ordinary shares by subsidiaries described under "—Purchases by Subsidiaries," including the shareholder approval requirements described below, and the requirement that any purchases on market be effected on a "recognized stock exchange," which, for purposes of the Irish Companies Act, includes Nasdaq.

Repurchases and Redemptions

        Under Irish law, subject to the conditions summarized below, a company may issue redeemable shares and may only redeem them out of distributable reserves or the proceeds of a new issue of ordinary shares for that purpose. We do not expect to have any distributable reserves for the foreseeable future. We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of our Articles described above, shareholder approval will not be required to redeem our ordinary shares.

        We may also be given an additional general authority to purchase our own shares on market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

        Our board of directors may also issue preferred shares, which may be redeemed at the option of either us or the shareholder, depending on the terms of such preferred shares. Please see "—Authorized Share Capital" above for additional information on preferred shares.

        Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

        Under Irish law, an Irish or non-Irish subsidiary may purchase our ordinary shares either on market or off market. For one of our subsidiaries to make purchases on market of our ordinary shares, the shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on market purchase by a subsidiary of our ordinary shares is required. For a purchase by a subsidiary off market, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose ordinary shares are to be bought back cannot vote in favor of the special resolution and the purchase contract must be on display or must be available for inspection by our shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

        In order for one of our subsidiaries to make an on market purchase of our ordinary shares, such shares must be purchased on a "recognized stock exchange." Nasdaq is specified as a recognized stock exchange for this purpose by Irish law.

        The number of ordinary shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds any of our shares, it cannot exercise any voting rights in respect of those shares. The acquisition of our ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

        Our Articles provide that we will have a first and paramount lien on every share that is not a fully paid share for all amounts payable at a fixed time or called in respect of that share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are customary in the articles of association of an Irish public company limited by shares such as our company and will only be applicable to shares that have not been fully paid.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

        Our Articles include a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

  •
  our board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

  •
  upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

  •
  the business combination is approved by our board of directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

        A "business combination" is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An "interested shareholder" is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.

Irish Takeover Rules and Substantial Acquisition Rules

        A transaction in which a third party seeks to acquire 30% or more of our voting rights and any other acquisitions of our securities will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder, or the Irish Takeover Rules, and will be regulated by the Irish Takeover Panel. The "General Principles" of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

        The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

  •
  in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

  •
  the holders of securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company's place of business;

  •
  a target company's board of directors must act in the interests of that company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

  •
  false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

  •
  a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

  •
  a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and

  •
  a "substantial acquisition" of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

        Under certain circumstances, a person who acquires shares, or other voting securities, of a company may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding voting securities in that company at a price not less than the highest price paid for the securities by the acquiror, or any parties acting in concert with the acquiror, during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of securities would increase the aggregate holding of an acquiror, including the holdings of any parties acting in concert with the acquiror, to securities representing 30% or more of the voting rights in a company, unless the Irish Takeover Panel otherwise consents. An acquisition of securities by a person holding, together with its concert parties, securities representing between 30% and 50% of the voting rights in a company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person, together with its concert parties, would increase by 0.05% within a 12-month period. Any person, excluding any parties acting in concert with the holder, holding securities representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

        If a person makes a voluntary offer to acquire our outstanding ordinary shares, the offer price must not be less than the highest price paid for our ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the "look back" period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

        If the bidder or any of its concert parties has acquired our ordinary shares (1) during the 12-month period prior to the commencement of the offer period that represent more than 10% of our total ordinary shares or (2) at any time after the commencement of the offer period, the offer must be in cash or accompanied by a full cash alternative and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of clause (1), the 12-month period prior to the commencement of the offer period or, in the case of (2), the offer period. The Irish Takeover Panel may apply this Rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

        An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

        The Irish Takeover Rules also contain rules governing substantial acquisitions of shares and other voting securities which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

        Under the Irish Takeover Rules, our board of directors is not permitted to take any action that might frustrate an offer for our shares once our board of directors has received an approach that may lead to an offer or has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as 1) the issue of shares, options, restricted share units or convertible securities, (2) material acquisitions or disposals, (3) entering into contracts other than in the ordinary course of business or (4) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which our board of directors has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where:

  •
  the action is approved by our shareholders at a general meeting; or

  •
  the Irish Takeover Panel has given its consent, where:

  •
  it is satisfied the action would not constitute frustrating action;

  •
  our shareholders holding more than 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

  •
  the action is taken in accordance with a contract entered into prior to the announcement of the offer, or any earlier time at which our board of directors considered the offer to be imminent; or

  •
  the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Shareholders' Rights Plan

        Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In addition, such a plan would be subject to the Irish Takeover Rules and the General Principles underlying the Irish Takeover Rules. Our Articles allow our board of directors to adopt a shareholder rights plan upon such terms and conditions as our board of directors deems expedient and in the best interests of us, subject to applicable law.

        Subject to the Irish Takeover Rules, our board of directors also has power to issue any of our authorized and unissued shares on such terms and conditions as it may determine and any such action should be taken in our best interests. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares.

Disclosure of Interests in Shares

        Under the Irish Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in three percent or more of our voting shares, or if as a result of a transaction a shareholder who was interested in three percent or more of our voting shares ceases to be so interested. Where a shareholder is interested in three percent or more of our voting shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the voting shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder's interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder's interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder's rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

        In addition to these disclosure requirements, we, under the Irish Companies Act, may, by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our shares, to provide additional information, including the person's own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to the Irish court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:

  •
  any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

  •
  no voting rights shall be exercisable in respect of those shares;

  •
  no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

  •
  no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

        The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

        In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of one percent or more.

Listing

        Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol "SBBP."

Transfer Agent and Registrar

        The transfer agent and registrar for our ordinary shares is Computershare, Inc. The transfer agent and registrar's address is 250 Royall Street, Canton, MA 02021.

Differences in Corporate Law Between Ireland and the State of Delaware

        As a public limited company incorporated under the laws of Ireland, the rights of our shareholders are governed by applicable Irish law, including the Irish Companies Act, and not by the law of any U.S. state. As a result, our directors and shareholders are subject to different responsibilities, rights and privileges than are applicable to directors and shareholders of U.S. corporations. We have set below a summary of the differences between the provisions of the Irish Companies Act applicable to us and the Delaware General Corporation Law relating to stockholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Irish law, Delaware law and our Articles. Before investing, you should consult your legal advisor regarding the impact of Irish corporate law on your specific circumstances and reasons for investing. The summary below does not include a description of rights or obligations under the U.S. federal securities laws or NASDAQ listing requirements. You are also urged to carefully read the relevant provisions of the Delaware General Corporation Law and the Irish Companies Act for a more complete understanding of the differences between Delaware and Irish law.

	Delaware	Ireland
Authorized Capital	Under Delaware law, the board of directors without stockholder approval may approve the issuance of authorized but unissued shares of capital stock that are not otherwise committed for issuance.	Our authorised share capital may be increased or reduced, but not below the number of issued ordinary shares or preferred shares, as applicable, by a simple majority of the votes cast at a general meeting, referred to under Irish law as an "ordinary resolution."

Under Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Accordingly, our Articles authorize our board of directors to issue new preferred shares without shareholder approval for a period of five years from the date of the adoption of our Articles.

The rights and restrictions to which our ordinary shares are subject is prescribed in our Articles. Our Articles entitle our board of directors, without shareholder approval, to determine the terms of any preferred shares issued. Preferred shares may be preferred as to dividends, rights on a winding up or voting in such manner as our directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option, and may be convertible into or exchangeable for shares of any other class or classes, depending on the terms of such preferred shares.

	Delaware	Ireland
Reduction of Capital

Under Delaware law, a corporation, by an affirmative vote of a majority of the board of directors, may reduce its capital by reducing or eliminating the capital represented by shares of capital stock which have been retired, by applying to an already authorized purchase redemption, conversion or exchange of outstanding shares of its capital stock some or all of the capital represented by shares being purchased, redeemed, converted or exchanged or any capital that has not been allocated to any particular class of capital stock or by transferring to surplus capital some or all of the capital not represented by any particular class of its capital stock or the capital associated with certain issued shares of its par value capital stock. No reduction of capital may be made unless the assets of the corporation remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been otherwise provided.

A company may, by ordinary resolution, reduce its authorized share capital in any way. A company also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way permitted by the Irish Companies Act.

Preemption Rights; Consideration for Shares

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation or any amendment thereto, or in the resolution or resolutions providing for the issue of such shares adopted by the board of directors pursuant to authority expressly vested in it by the provisions of its certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation's capital stock.

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. However, we have opted out of these preemption rights in our Articles as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, our Articles provide that this opt-out will lapse five years after the adoption of our current Articles on September 9, 2015. A special resolution requires not less than 75% of the votes of our shareholders cast at a general meeting. If this opt-out is not renewed, shares issued for cash must be offered to our pre-existing shareholders pro rata to their existing shareholding before the shares can be issued to any new shareholders. Statutory preemption rights do not apply (1) where shares are issued for non-cash consideration, such as in a share-for-share acquisition, (2) to the issue of non-equity shares, that is, shares that have the right to participate only up to a specified amount in any income or capital distribution, or (3) where shares are issued pursuant to an employee share option or similar equity plan.

	Delaware	Ireland

Under Irish law, a company is prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share awards, bonus shares or any other share-based grants must be paid pursuant to the Irish Companies Act.

Dividends, Distributions, Repurchases and Redemptions

Dividends and Distributions

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, directors may declare and pay dividends upon its capital stock either (1) out of its surplus or (2) if the corporation does not have surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

The excess, if any, at any given time, of the net assets of the corporation over the amount so determined to be capital is surplus. Net assets means the amount by which total assets exceed total liabilities.

Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

Dividends and Distributions

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of a company are equal to, or in excess of, the aggregate of that company's called up share capital plus undistributable reserves and the distribution does not reduce that company's net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which a company's accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed that company's accumulated unrealized losses, so far as not previously written off in a reduction of capital approved by the Irish High Court without restriction, or a reorganization of capital.

The determination as to whether or not a company has sufficient distributable reserves to fund a dividend must be made by reference to the "relevant financial statements" of that company. The "relevant financial statements" will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a "true and fair view" of a company's unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in dollars or any other currency.

Delaware	Ireland
Share Repurchases and Redemptions	Share Repurchases and Redemptions

Under Delaware law, any stock of any class or series may be made subject to redemption by the corporation at its option or at the option of the holders of such stock or upon the happening of a specified event; provided however, that immediately following any such redemption the corporation must have outstanding one or more shares of one or more classes or series of stock, which share, or shares together, have full voting powers.

Any stock which may be made redeemable may be redeemed for cash, property or rights, including securities of the same or another corporation, at such time or times, price or prices, or rate or rates, and with such adjustments, as stated in the certificate of incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

Every corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation may: (1) purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation other than a non-stock corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its shares, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced; (2) purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation; or (3) redeem any of its shares, unless their redemption is authorized by Delaware law and then only in accordance with its certificate of incorporation.

Our Articles provide that any ordinary share that we agree to acquire shall be deemed to be a redeemable share. Accordingly, for purposes of Irish law, the repurchase of ordinary shares by us may technically be effected as a redemption.

Under Irish law, we may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption.

We may also be given authority to purchase our shares on a recognized stock exchange such as the NASDAQ or off market purchases with such authority to be given by our shareholders at a general meeting, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries.

Our board of directors may also issue preferred shares, which may be redeemed at the option of either us or the shareholder, depending on the terms of such preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be canceled by us or re-issued subject to certain conditions.

Delaware	Ireland
Purchases by Subsidiaries	Purchases by Subsidiaries

Under Delaware law, shares of a corporation's capital stock may be acquired by subsidiaries of that corporation without stockholder approval. Such capital stock owned by a majority owned subsidiary are neither entitled to vote nor counted as outstanding for quorum purposes.

Under Irish law, a company's subsidiaries may purchase shares of that company either on market on a recognized stock exchange such as NASDAQ or off market.

For one of our subsidiaries to make on market purchases of our ordinary shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on market purchase by a subsidiary of our ordinary shares is required. For a purchase by a subsidiary off market, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose ordinary shares are to be bought back cannot vote in favor of the special resolution and the purchase contract must be on display or must be available for inspection by our shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds our shares, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of our ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

	Delaware	Ireland
Election of Directors

Under Delaware law, a corporation must have at least one director. The number of directors of a corporation is fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors must be made by amendment of the certificate of incorporation. Delaware law does not contain specific provisions requiring a majority of independent directors.

Our Articles divide our board of directors into three classes, with members of each class being elected to staggered three-year terms. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring. A nominee is elected to the board of directors by a plurality of the votes cast by shareholders.

Holders of our ordinary shares are entitled to one vote for each share at all meetings at which directors are elected.

Our Articles provide for a minimum number of directors of two. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a three-year term, and the nominee receiving the next greatest number of votes in favour of their election shall hold office until his or her successor shall be elected.

Registration, Removal and Disqualification of Directors

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, except: (1) in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause; and (2) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director can be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

Under the Irish Companies Act and notwithstanding anything contained in our Articles or in any agreement between us and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days' notice and at which the director is entitled to be heard. Because of this provision of the Irish Companies Act, our Articles provide that we may, by ordinary resolution, remove any director before the expiration of his period of office notwithstanding anything in any agreement between us and the removed director. The power of removal is without prejudice to any claim for damages for breach of contract, e.g., employment contract, that the director may have against us in respect of his or her removal. Our Articles also provide that the office of a director will also be vacated if the director is restricted or disqualified to act as a director under the Acts; resigns his or her office by notice in writing to us or in writing offers to resign and the directors resolve to accept such offer; or is requested to resign in writing by not less than 75% of the other directors.

Quorum of the Board of Directors

The quorum necessary for transaction of business by the board of directors shall consist of a majority of the total number of directors unless the certificate of incorporation or bylaws require a greater number.

The quorum necessary for transaction of business by our board of directors may be a majority of the directors in office at the time when the meeting is convened.

	Delaware	Ireland
Duties of Directors

Under Delaware law, a company's directors are charged with fiduciary duties of care and loyalty. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the "business judgment rule." If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Notwithstanding the foregoing, Delaware courts may subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Our directors have certain statutory and fiduciary duties. All of our directors have equal and overall responsibility for the management of our company, although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and it is likely that more will be expected of them in compliance with their duties than non-executive directors. The principal fiduciary duties of directors are stated in section 228 of the Irish Companies Act and include the duties of good faith and exercising due care and skill. Directors' statutory duties also include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed and the duty to maintain certain registers and make certain filings as well as disclosure of personal interests. For public limited companies like us, directors are under a specific duty to ensure that the secretary is a person with the requisite knowledge and experience to discharge the role.

Under Irish law, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (1) other directors, officers or employees of the company whom the director reasonably believes to be reliable and competent in the matters prepared or presented, (2) legal counsel, public accountants or other persons as to matters the director reasonably believes are within their professional or expert competence, or (3) a committee of the board of which the director does not serve as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

	Delaware	Ireland
Conflicts of Interest of Directors

Under Delaware law, a contract or transaction in which a director has an interest will not be voidable solely for this reason if (1) the material facts with respect to such interested director's relationship or interest in the contract or transaction are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) the material facts with respect to such interested director's relationship or interest in the contract or transaction are disclosed or are known to the stockholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or (3) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified. The mere fact that an interested director is present and voting on a transaction in which he or she is interested will not itself make the transaction void. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

As a matter of Irish law, a director is under a general fiduciary duty to avoid conflicts of interest. Under Irish law, directors who have a personal interest in a contract or proposed contract with a company are required to declare the nature of their interest at a meeting of the directors of that company. A company is required to maintain a register of declared interests, which must be available for shareholder inspection.

Our Articles provide that a director must declare any interest he or she may have in a contract with us at a meeting of our board of directors in accordance with the Irish Companies Act.

Our Articles provide that a director may vote in respect of any contract, appointment or arrangement in which he is interested, and he shall be counted in the quorum present at the meeting. Under our Articles, a director may be a director of, other officer of, or otherwise interested in, any company promoted by us or in which we are interested, and such director will not be accountable to us for any compensation or other benefit received from such employment or other interest. Our Articles further provide that (1) no director will be prevented from contracting with us because of his or her position as a director, (2) any contract entered into between a director and us will not be subject to avoidance, and (3) no director will be liable to account to us for any profits realized by virtue of any contract between such director and us because the director holds such office or the fiduciary relationship established thereby.

	Delaware	Ireland
Indemnification of Officers and Directors

Delaware law permits a corporation to indemnify, and to advance expenses to, officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action that they had no reasonable cause to believe was unlawful.

Irish law permits indemnification for the benefit of a company's directors and executive officers. However, as to directors and company secretary, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Irish Companies Act will be void, whether contained in its articles of association or any contract between the company and the director or company secretary. This restriction does not apply to executive officers who are not directors, the company secretary or other persons who are considered "officers" within the meaning of the Irish Companies Act.

Our Articles also contain indemnification and expense advancement provisions for current or former executives who are not directors or our company secretary.

Our directors may, on a case-by-case basis, decide at their discretion that it is in our best interests to indemnify an individual director from any liability arising from his or her position as a director of us. However, this discretion must be exercised bona fide in our best interests as a whole. Any such indemnity will be limited in the manner described in the foregoing paragraphs.

We are permitted under our Articles and the Irish Companies Act to take out directors' and officers' liability insurance, as well as other types of insurance, for our directors, officers, employees and agents. In order to attract and retain qualified directors and officers, we expect to purchase and maintain customary directors' and officers' liability insurance and other types of comparable insurance.

Delaware	Ireland

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Articles. These agreements, among other things, provide that we will to the extent permitted under our Articles and the Irish Companies Act indemnify and provide expense advancement for our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification. The indemnification provisions in our Articles may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

	Delaware	Ireland
Limitation on Director Liability

Under Delaware law, a corporation may include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for a breach of fiduciary duty as a director. However, a corporation may not limit or eliminate the personal liability of a director for: (1) any breach of the director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law; (3) intentional or negligent payments of unlawful dividends or unlawful share purchases or redemptions; or (4) any transaction in which the director derives an improper personal benefit.

Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

Under Irish law, shareholders may not agree to exempt a director or officer from any claim or right of action the shareholder may have, whether individually or in the right of a company, on account of any action taken or the failure to take any action in the performance of his or her duties to that company.

General Meetings of Shareholders

Under Delaware law, an annual meeting of stockholders is required. Any stockholder or director may apply to the Delaware Chancery Court for an order for a corporation to hold an annual meeting if the corporation has failed to hold an annual meeting for a period of 13 months after its last annual meeting.

We are required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following our first annual general meeting, no more than nine months after our fiscal year-end.

Our extraordinary general meetings may be convened by (1) our board of directors, (2) on requisition of shareholders holding not less than 10% of our paid up share capital carrying voting rights or (3) on requisition of our auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

Notice of a general meeting must be given to all our shareholders and to our auditors. Our Articles provide that the maximum notice period is 60 days. The minimum notice periods are 21 days' notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days' notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of our auditors and all of our shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, our Articles include provisions reflecting these requirements of Irish law.

Delaware	Ireland

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the Irish statutory financial statements, the report of the directors, the report of the auditors on these statements and that report and a review by the members of our affairs. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office. Our Articles divide our board of directors into three classes, with members of each class being elected to staggered three-year terms. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring. A nominee is elected to the board of directors by a plurality of the votes cast by shareholders.

Holders of our ordinary shares are entitled to one vote for each share at all meetings at which directors are elected.

Our Articles provide for a minimum number of directors of two. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a three-year term, and the nominee receiving the next greatest number of votes in favour of their election shall hold office until his or her successor shall be elected.

	Delaware	Ireland

If our directors become aware that our net assets are half or less of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Advance Notice Provisions	As may be set by the corporation's bylaws.

Our Articles provide that (a) with respect to an annual general meeting of shareholders, nominations of persons for election to the board of directors and the proposal of business to be considered by shareholders may be made only pursuant to our notice of meeting; by our board of directors; or by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for our Articles, and (b) with respect to an extraordinary general meeting of shareholders, nominations of persons for election to our board of directors and the proposal of business to be considered by shareholders may be made only pursuant to our notice of meeting; by our board of directors; by any shareholders pursuant to the valid exercise of the power granted under the Irish Companies Act; or by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for in our Articles.

In order to comply with the advance notice procedures of our Articles, a shareholder must give written notice to our Secretary on a timely basis. To be timely for an annual general meeting, notice must be delivered, or mailed and received, at least 120 days in advance of the first anniversary of the date that we released the proxy statement for the preceding year's annual general meeting, subject to certain exceptions. To be timely for an extraordinary general meeting, notice must be delivered, or mailed and received, by the later of (1) 120 days in advance of the meeting or (2) the date that is 10 days after the date of the first public announcement of the date of the meeting. For nominations to our board of directors, the notice must include all information about the director nominee that is required to be disclosed by SEC rules regarding the solicitation of proxies for the election of directors and such other information as we may reasonably require to determine the eligibility of the proposed nominee.

	Delaware	Ireland

For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder's holdings of our shares.

In addition, the Irish Companies Act provides that shareholders holding not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering director nominations or other proposals, as described below under "—Special/Extraordinary Shareholder Meetings." The chairman of the meeting may refuse to transact any business or may disregard nomination of any person if a shareholder fails to comply with the foregoing procedures.

Proxy

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Under the Irish Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy, but no such proxy shall be voted or acted upon at any subsequent meeting, unless the proxy expressly provides for this.

Special/Extraordinary General Meetings

Under Delaware law, special meetings of stockholders may be called by the board of directors or by such other person or persons authorized to do so by the corporation's certificate of incorporation or bylaws. At a special meeting, only the business set forth in the notice of meeting may be conducted.

Extraordinary general meetings may be convened (1) by our board of directors, (2) on requisition of our shareholders holding not less than 10% of the paid up share capital of our carrying voting rights, (3) on requisition of our auditors, or (4) in exceptional cases, by order of a court. Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions of our company as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

	Delaware	Ireland

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

Under Irish law, if our board of directors becomes aware that our net assets are not greater than half of the amount of our called-up share capital, it must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that our directors learn of this fact to consider how to address the situation.

Record Date; Notice Provisions for Meetings of Shareholders

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws or under other portions of Delaware law, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and must specify the place, if any, date, hour, means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting.

Our Articles provide that our directors may, from time to time, fix a record date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting, but that such record date shall be not more than 80 nor less than 10 days before the date of such meeting. Our Articles provide that if no record date is fixed by our directors, the record date for determining members entitled to notice of or to vote at a meeting of the members shall be the close of business on the day next preceding the day on which notice is given.

Notice of an annual general meeting must be given to all of our shareholders and to our auditors. Our Articles provide that the maximum notice period is 60 days. The minimum notice period is 21 days' notice in writing for an annual general meeting.

	Delaware	Ireland
Shareholder Quorum Voting Rights	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Under our Articles, each holder of our ordinary shares is entitled to one vote for each of ordinary share that he or she holds as of the record date for the meeting. The holders of our deferred ordinary shares are not entitled to a vote. We may not exercise any voting rights in respect of any shares held as treasury shares. Any shares held by our subsidiaries will count as treasury shares for this purpose, and such subsidiaries cannot therefore exercise any voting rights in respect of those shares. Irish law distinguishes between "ordinary business" and "special business." Most business that is transacted at a general meeting is deemed "special" with the exception of declaring a dividend, the consideration of the statutory financial statements and the reports of the directors and auditors thereon, the review by the shareholders of the company's affairs, the fixing of the remuneration of auditors and the election of directors, all of which are deemed to be "ordinary business."

Our Articles provide that, except where a greater majority is required by the Irish Companies Act (such as any matters that require special resolutions of the shareholders) as described below, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast. All resolutions proposed at our general meetings will be decided on a poll. Every shareholder entitled to vote has one vote for each share held unless otherwise provided in our Articles. Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in accordance with our Articles. Our Articles permit the appointment of proxies by our shareholders to be notified to us electronically, when permitted by our directors. Abstentions, including persons indicating a vote to be withheld, blank votes and broker non-votes will not be counted for the purposes of establishing the number of votes cast for the purposes of determining whether an ordinary resolution (requiring a simple majority of votes cast) or a special resolution (requiring the support of 75%) has been approved.

Treasury shares will not be entitled to vote at general meetings of shareholders.

	Delaware	Ireland
Action by Written Consent

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent to the action is signed by stockholders holding at least a majority of the voting power. If a different proportion of voting power is required for an action at a meeting, then that proportion of written consents is also required.

Our Articles provide that shareholder resolutions are to be adopted by way of poll at meetings and shareholders are not permitted to pass resolutions by unanimous written consent.
Derivative or Other Suits

Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. Generally, a person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction that is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf if a wrong committed against us would otherwise go unredressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (1) that a company is entitled to the relief claimed and (2) that the action falls within one of the five exceptions derived from case law, as follows:

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where an ultra vires or illegal act is perpetrated;

•

where more than a bare majority is required to ratify the "wrong" complained of;

•

where the shareholders' personal rights are infringed;

•

where a fraud has been perpetrated upon a minority by those in control; and

•

where the justice of the case requires a minority to be permitted to institute proceedings.

Irish law also permits shareholders of a company to bring proceedings against that company where its affairs are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. The court can grant any relief it sees fit and the usual remedy is the purchase or transfer of the shares of any shareholder.

	Delaware	Ireland
Business Combinations with Interested Shareholders

Under Delaware law, with limited exceptions, a merger, consolidation or sale of all or substantially all of the assets of a Delaware corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon. However, Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless, among other exceptions, such transactions are approved by the board of directors before such interested stockholder became such.

Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company's property and assets, however, our Articles provide that the affirmative vote of the holders of a majority of our outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of our property or assets.

Our Articles also include a provision similar to Section 203 of the DGCL, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

•

our board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

•

the business combination is approved by our board of directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

A "business combination" is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An "interested shareholder" is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.

	Delaware	Ireland
Appraisal Rights

Under Delaware law, holders of shares of any class or series of stock of a constituent corporation in a merger or consolidation have the right, in certain circumstances, to dissent from such merger or consolidation by demanding payment in cash for their shares equal to the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, as determined by a court in an action timely brought by the corporation or the dissenters. Delaware law grants dissenters appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock, regardless of the number of shares being issued. No appraisal rights are available for shares of any class or series of stock that are listed on a national securities exchange or held of record by more than 2,000 holders, unless the agreement of merger or consolidation requires the holders thereof to accept for such shares anything other than: shares of stock of the surviving corporation; shares of stock of another corporation, which shares of stock are either listed on a national securities exchange or held of record by more than 2,000 holders; cash in lieu of fractional shares of the stock described in the first two points above; or some combination of the above.

Generally, under Irish law, shareholders of an Irish company do not have dissenters' or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008, as amended, governing the merger of an Irish company limited by shares such as the company and a company incorporated in the EEA, a shareholder (1) who voted against the special resolution approving the merger or (2) of a company in which 90% of the shares are held by the other party to the merger, has the right in certain circumstances to request that the successor company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

In addition, appraisal rights are not available for stockholders of a surviving corporation in a merger if the merger did not require the vote of the stockholders of the surviving corporation.
Amendments of Constituent Documents

Under Delaware law, a corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification, subdivision, combination or cancellation.

Irish companies may only alter their memorandum and articles of association by a resolution of shareholders approved by 75% of the votes cast at a general meeting. An Irish company is not permitted to opt out of this requirement.

	Delaware	Ireland

The board of directors must adopt a resolution setting forth the amendment proposed, declaring its advisability and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders. A majority of the outstanding shares entitled to vote thereon and a majority of the outstanding shares of each class entitled to vote thereon as a class must vote in favor of the amendment.

The holders of the outstanding shares of a class must be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

Dissolution and Winding Up

Upon the dissolution of a Delaware corporation, after satisfaction of the claims of creditors, the assets of that corporation would be distributed to stockholders in accordance with their respective interests, including any rights a holder of shares of preference shares may have to preferred distributions upon dissolution or liquidation of the corporation.

The rights of our shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our Articles or the terms of any preferred shares we issue from time to time. The holders of our preferred shares in particular may have the right to priority in the event of our dissolution or winding up. If our Articles contain no specific provisions in respect of dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to our shareholders in proportion to the paid-up nominal value of the shares held. Our Articles provide that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Delaware	Ireland

We may be dissolved and wound up at any time by way of a shareholders' voluntary winding up or a creditors' winding up. In the case of a shareholders' voluntary winding up, a special resolution of shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns. We may also be dissolved by the Director of Corporate Enforcement in Ireland where our affairs have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that we should be wound up.

Enforcement of Judgment Rendered by U.S. Court	A judgment for the payment of money rendered by a court in the United States based on civil liability generally would be enforceable elsewhere in the United States.	A judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the U.S. judgment will be deemed to be enforceable in Ireland:

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the U.S. judgment must be for a definite sum;

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the U.S. judgment is not directly or indirectly for the payment of taxes or other charges of a like nature or a fine or other penalty, for example, punitive or exemplary damages;

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the U.S. judgment must be final and conclusive;

•

the Irish proceedings were commenced within the relevant limitation period;

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the U.S. judgment must be provided by a court of competent jurisdiction, as determined by Irish law; and

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the U.S. judgment remains valid and enforceable in the U.S. court in which it was obtained.

An Irish court will also exercise its right to refuse judgment if the U.S. judgment was obtained by fraud, violated Irish public policy, is in breach of natural justice or is irreconcilable with an earlier foreign judgment.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

        We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term "indentures" to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term "debenture trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

        Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

        Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

        We will describe in each prospectus supplement the following terms relating to a series of debt securities:

  •
  the title or designation;

  •
  the aggregate principal amount and any limit on the amount that may be issued;

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  the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

  •
  whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

  •
  the maturity date and the date or dates on which principal will be payable;

  •
  the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place or places where payments will be payable;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

  •
  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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  whether we will be restricted from incurring any additional indebtedness;

  •
  a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

        Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

        We may issue warrants to purchase ordinary shares, preferred shares and/or debt securities. We may offer warrants separately or together with one or more additional warrants, debt securities, ordinary shares, preferred shares or rights, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

        We will provide in a prospectus supplement the following terms of the warrants being issued:

  •
  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

  •
  if applicable, the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

  •
  if applicable, the exercise price for preferred shares, the number of preferred shares to be received upon exercise, and a description of that series of our preferred shares;

  •
  if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  •
  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  if applicable, the date from and after which the warrants and the ordinary shares, preferred shares and/or debt securities will be separately transferable;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the anti-dilution provisions of the warrants, if any;

  •
  any redemption or call provisions;

  •
  whether the warrants may be sold separately or with other securities as parts of units; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Each warrant will entitle the holder of rights to purchase for cash the principal amount of ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

        Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares, preferred shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

        The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

        We may issue rights to purchase ordinary shares, preferred shares, and/or debt securities described in this prospectus. We may offer rights separately or together with one or more additional rights, ordinary shares, preferred shares, debt securities or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

        We will provide in a prospectus supplement the following terms of the rights being issued:

  •
  the date of determining the shareholders entitled to the rights distribution;

  •
  the aggregate number of ordinary shares or other securities purchasable upon exercise of the rights;

  •
  the exercise price;

  •
  the aggregate number of rights issued;

  •
  whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

  •
  the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

  •
  the method by which holders of rights will be entitled to exercise;

  •
  the conditions to the completion of the offering, if any;

  •
  the withdrawal, termination and cancellation rights, if any;

  •
  whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

  •
  whether shareholders are entitled to oversubscription rights, if any;

  •
  any applicable U.S. federal income tax considerations; and

  •
  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

        Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

        The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units consisting of ordinary shares, preferred shares, one or more debt securities, warrants or rights, in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those set forth in any prospectus supplement or as described under "Description of Capital Stock," "Description of Debt Securities," "Description of Warrants" and "Description of Rights" will apply to each unit, as applicable, and to any ordinary shares, preferred shares, debt security, warrant or right included in each unit, as applicable.

Unit Agent

        The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS

        The validity of the ordinary shares and certain other matters of Irish law will be passed upon for us by Arthur Cox, Dublin, Ireland. Certain matters of U.S. federal and New York State law will be passed upon for us by Reed Smith LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Strongbridge Biopharma plc at December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon incorporated elsewhere herein by reference and are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        As required by the Securities Act, we have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, with respect to the securities offered hereby. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of the documents filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by such reference.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

        We also make available, free of charge, on or through our Internet web site (www.strongbridgebio.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed below under the heading "Incorporation of Information by Reference."

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information that we file with them. This means that we can disclose important information to you in this document by referring you to other filings we have made with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 12, 2018;

  •
  The Current Reports on Form 8-K filed with the Commission on January 17, 2018 and January 26, 2018; and

  •
  The description of our securities contained in our Registration Statement on Form 8-A (File No. 001-37569), filed with the Commission on September 25, 2015 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

        Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

        Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Stephen Long, Esq.
Chief Legal Officer
Strongbridge Biopharma plc
900 Northbrook Drive, Suite 200
Trevose, PA 19053

        You may also access the documents incorporated by reference in this prospectus through our website www.strongbridgebio.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

11,111,111 Shares

Ordinary Shares

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies
Stifel

Lead Managers

JMP Securities
Oppenheimer & Co.

September 16, 2020